UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HENNESSY ADVISORS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF

2024 ANNUAL MEETING OF SHAREHOLDERS

and

PROXY STATEMENT

Hennessy Advisors, Inc.

7250 Redwood Boulevard, Suite 200

Novato, California 94945

800-966-4354

www.hennessyadvisors.com

In this proxy statement, the terms “Hennessy Advisors,” the “company,” “we,” “us,” and “our” refer to Hennessy Advisors, Inc.

This proxy statement and the enclosed proxy card are being first sent or made available to shareholders on December 20, 2023.

Dear Hennessy Advisors Shareholder:	December 2023

After a challenging and volatile 2022, the financial markets in 2023 have certainly recovered. Through November 30, 2023, the Dow Jones Industrial Average was up a solid 10.72% and the S&P 500® Index was up a robust 20.80%; however, a majority of the performance of the S&P 500® Index (72%) was provided by a relatively small number of mega-cap technology giants – Microsoft, Tesla, Facebook (Meta), Apple, Amazon, Netflix, Nvidia, and Google. To me, this dominance by so few stocks creates market opportunities for other large-, mid- and small-cap companies that exhibit strong fundamentals.

Interest rates and inflation controlled the market narrative in 2023, but businesses and individual balance sheets remained resilient. There is strength in household spending, employment remains strong (with the unemployment rate at 3.7%), inflation has calmed, and interest rates are finally showing signs of some flattening. After surviving a crisis early in the year, the banking sector has rebounded and shown signs of recovery, and it feels like volatility and market angst have subsided.

The stock market’s current stability and strong performance heading into 2024 may be overshadowed by global conflict and dysfunction in Washington, but I never bet against United States ingenuity. Our economy and our markets have overcome volatility, recessions, corrections, high interest rates, conflicts across the world, a pandemic, and other challenges, and we’ve persevered. I continue to believe in the strength and resilience of our country, our economy, our financial markets, and most of all, our people.

Financial Results

We began our current fiscal year with approximately $2.9 billion in assets under management, which has led to lower earnings throughout the year. However, our assets under management have held steady over the twelve months ended September 30, 2023, and ended the year up 5% at over $3.0 billion. We are further encouraged by several months of positive inflows into our funds toward the end of the fiscal year.

Although fully diluted earnings per share (EPS) declined to $0.63, our balance sheet continues to build. Our cash position net of debt increased 11% to over $20 million by September 30, 2023. We continue to hold $40.25 million of debt that is payable on December 31, 2026. The notes bear interest at 4.875% per annum, but the cash on-hand is currently earning more than 5% per annum of interest income in a money market fund. We are not only outearning the interest rate on our debt, but with gross cash on hand of over $60 million, we remain positive that there are tactical opportunities to be had and will continue to conscientiously seek such opportunities that may benefit our shareholders.

Hennessy Advisors, Inc. has been a public company since 2002 and has been listed on the Nasdaq for nearly a decade now. A key aspect of our commitment to our shareholders lies in our consistent dividend, which we have paid for the last 18 consecutive years. Based on a closing price of $6.57 per share on December 5, 2023, the $0.1375 quarterly dividend equates to an 8.4% yield on an annualized basis.

The Hennessy Funds

On April 26, 2023, we signed a definitive agreement with Community Capital Management, LLC related to the management of the CCM Core Impact Equity Fund and the CCM Small/Mid-Cap Impact Value Fund. On November 10, 2023, we completed the acquisition of assets related to the management of the CCM Small/Mid-Cap Impact Value Fund. As a result, the CCM Small/Mid-Cap Impact Value Fund was reorganized into Hennessy Stance ESG ETF (NYSE: STNC). The acquisition represented approximately $12 million in assets.

The Special Meeting of shareholders of the CCM Core Impact Equity Fund (approximately $56 million in assets as of December 8, 2023) has been adjourned to January 31, 2024. Pending shareholder approval, the CCM Core Impact Equity Fund will also be reorganized into the Hennessy Stance ESG ETF.

Against a backdrop of positive equity performance, 14 of the 17 Hennessy Funds posted positive returns for the one-year period ended September 30, 2023. The longer-term performance numbers remain strong, with 13 of the Hennessy Funds posting positive returns for the three-year and five-year periods ended September 30, 2023, and all 14 Hennessy Funds with at least 10 years of operating history posting positive returns for the 10-year period ended September 30, 2023.

The Future

We are dedicated to growing our funds by pursuing smart investing, targeted distribution, and successful marketing. Meanwhile, we continue our exhaustive search for our next acquisition, partnership, or other beneficial opportunity for the benefit of our shareholders. We are fortunate to have a team of employees who have shown dedication to their work product, and that is what we believe is of utmost importance to our company. The consistency we have worked to create has paved the way for continued success, and we are excited to find out what great things our team can do next.

Our incredible team of employees, coupled with a truly supportive and hardworking Board of Directors, are all continuing to work for you – our shareholders. On behalf of Hennessy Advisors, thank you for your continued investment, and we look forward to a promising year ahead.

If you have any questions or would like to speak with us directly, please don’t hesitate to call us at (800) 966-4354.

Sincerely,

Neil J. Hennessy
Chairman and CEO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time Thursday, February 8, 2024 6:30 p.m. Pacific time (business casual recommended)	Place StoneTree Golf Club 9 StoneTree Lane Novato, California 94945	Record Date December 11, 2023

DEAR SHAREHOLDER:

The annual meeting of shareholders will be held for the following purposes:

1.	to elect all director nominees named in the proxy statement;

2.	to approve the Hennessy Advisors, Inc. 2024 Omnibus Incentive Plan;

3.	to ratify the selection of Marcum LLP as our independent registered public accounting firm for fiscal year 2024; and

4.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our board of directors recommends a vote “FOR” proposals 1, 2, and 3.

Your vote is important, and we encourage you to vote promptly whether or not you plan to attend the annual meeting. You may vote now by internet, phone, or mail.

By Order of the Board of Directors, Teresa M. Nilsen President, Chief Operating Officer, and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on February 8, 2024. The notice, proxy statement, annual report, and form of proxy are available at www.hennessyadvisors.com/proxy.

-i-

Summary Compensation Table for Fiscal Years 2023 and 2022	16
Outstanding Equity Awards at Fiscal Year End 2023	17
Potential Payments upon Termination or Change of Control	17
PAY VERSUS PERFORMANCE	23
PROPOSAL 2: APPROVAL OF HENNESSY ADVISORS, INC. 2024 OMNIBUS INCENTIVE PLAN	25
Summary of Proposal	25
Key Terms of the 2024 Plan	25
Effect of Proposal on Existing Plan	26
Authorized Shares and Stock Price	26
Summary of the Terms of the 2024 Plan	26
Certain Federal Income Tax Consequences	35
New Plan Benefits	37
Equity Compensation Plan Information	38
Vote Required	38
PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39
AUDIT COMMITTEE REPORT	40
ADDITIONAL INFORMATION	41
Deadlines for Submissions of Proxy Proposals, Proposals for Director Nominations or Other Business, and Recommendations for Potential Director Nominees	41
Communications with the Board of Directors	42
Annual Report	42
Multiple Shareholders with the Same Address	42
Cost of Proxy Solicitation	42
Other Matters	43

-ii-

HENNESSY ADVISORS, INC.

7250 Redwood Boulevard, Suite 200
Novato, California 94945

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON FEBRUARY 8, 2024

This proxy statement and the enclosed proxy card are being first sent to shareholders of Hennessy Advisors on or about December 20, 2023, in connection with the solicitation by our board of directors of proxies to be used at the 2024 annual meeting of shareholders. The annual meeting will be held on Thursday, February 8, 2024, at 6:30 p.m. Pacific time, at StoneTree Golf Club, 9 StoneTree Lane, Novato, California 94945 (business casual recommended).

The board of directors has designated Neil J. Hennessy and Teresa M. Nilsen as proxy agents to vote the shares of common stock solicited on its behalf.

VOTING INFORMATION

Each share of our common stock has one vote on each matter to come before the meeting. As of December 11, 2023, we had outstanding and entitled to vote 7,673,869 shares of common stock. Only shareholders of record (which means shares are owned in your name in an account with our transfer agent, Computershare) as of the close of business on December 11, 2023, are entitled to vote at the annual meeting. If you are a beneficial owner of shares of our common stock, meaning your shares are held in street name in an account with a broker, which may include a bank or other nominee acting as custodian on your behalf, you may instruct your broker how to vote your shares.

A quorum is required to hold a valid meeting. Holders of a majority of our outstanding common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting. Abstentions and “broker non-votes” (explained below) are counted as present for purposes of determining quorum.

Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your shares without attending the annual meeting in any of the following three ways:

●

Internet. If you are a shareholder of record, you may vote online by visiting www.Investorvote.com/HNNA and following the instructions on the website. If you are a beneficial owner, the availability and method of online voting depends on the voting procedures of your broker.

●

Phone. If you are a shareholder of record, you may vote by phone by calling the toll‑free number found on your proxy card. If you are a beneficial owner, the availability and method of phone voting depends on the voting procedures of your broker.

●

Mail. If you are a shareholder of record, you may vote by mail by filling out the proxy card and returning it in the envelope provided. If you are a beneficial owner, the availability and method of mail voting depends on the voting procedures of your broker.

You may also vote in person at the annual meeting, although we encourage you to vote your shares now even if you plan to attend the annual meeting. If you are a beneficial owner and want to vote your shares in person at the annual meeting, you must obtain a legal proxy and bring it to the annual meeting. A legal proxy is a written document that authorizes you to vote your shares held in street name in connection with the annual meeting. Please contact your broker for instructions regarding obtaining a legal proxy because your broker will not automatically supply one to you.

For shareholders of record, if you choose to vote by internet, phone, or mail, then the proxy agents will vote your shares at the annual meeting in accordance with your specific voting instructions (unless your proxy is mutilated or otherwise received in such form or at such time as to render it not votable). If you submit a proxy but do not provide specific voting instructions, then the proxy agents will vote your shares in the manner recommended by the board on each proposal described in this proxy statement.

For beneficial owners, your broker must vote your shares in accordance with the specific voting instructions your broker receives from you, which may include voting by internet, phone, or mail as permitted by your broker. If you do not provide your broker with instructions on how to vote your shares, your broker will have discretionary authority to vote on your behalf on any “routine” proposals.” However, your broker may not vote your shares with respect to “non-routine” proposals unless it receives specific instructions from you. A “broker non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting authority for that particular proposal and has not received specific instructions from the beneficial owner or otherwise does not vote. Proposals 1 and 2 – the election of directors and approval of the Hennessy Advisors, Inc. 2024 Omnibus Incentive Plan – are non‑routine matters for which brokers do not have discretionary voting authority. If you are a beneficial owner and do not instruct your broker how to vote with respect to these two non‑routine proposals, your broker will not vote with respect to such proposals. Proposal 3 – the ratification of the selection of Marcum LLP as the company’s independent registered public accounting firm for fiscal year 2024 – is a routine matter on which brokers have discretionary voting authority.

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before the annual meeting by giving written notice to our corporate secretary, submitting a later‑dated proxy, or attending the annual meeting and voting in person. If you are a beneficial owner, then you may change your vote by following the instructions provided by your broker.

Shown below is a list of the matters to be considered at the annual meeting and the vote required for election or approval, as the case may be.

Matter	Required Vote for Election or Approval	Impact of Abstentions or Broker Non‑Votes
Proposal 1: Election of directors	Plurality of votes cast	Abstentions and broker non‑votes are not counted as votes for or against and do not affect the outcome.
Proposal 2: Approval of the Hennessy Advisors, Inc. 2024 Omnibus Incentive Plan	Affirmative vote of the majority of the shares represented at the meeting and entitled to vote	Abstentions have the same effect as votes against. Broker non-votes are not counted as votes for or against and will not affect the outcome.
Proposal 3: Ratification of the selection of the independent registered public accounting firm	Affirmative vote of the majority of the shares represented at the meeting and entitled to vote

Abstentions have the same effect as votes against. We do not expect any broker non‑votes because brokers have discretion to vote uninstructed shares on this proposal. In any event, broker non‑votes do not affect the outcome.

We encourage you to vote your shares now regardless of whether you plan to attend the annual meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

The board of directors recommends a vote “FOR” the election of each nominee listed below.

At the annual meeting, eight directors will be elected to serve for one-year terms or until their respective successors are elected and qualified. At the recommendation of the nominating committee, our board of directors has nominated each of our eight current directors to stand for reelection.

Each director nominee is presently available for election and has consented to being named in this proxy statement and to serve as a director if elected. In the unanticipated event that any director nominee becomes unavailable, the proxy agents may, in their discretion, vote for a substitute.

The following biographies describe the experience, qualifications, attributes, and skills of the director nominees that led the board and the nominating committee to conclude that he or she should serve as a director. In addition, we also believe that all of our director nominees have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the company and our board.

Neil J. Hennessy (age 67) has served as chairman of the board and chief executive officer of Hennessy Advisors since 1989 and served as president of Hennessy Advisors from 1989 to January 2018. Mr. Hennessy also serves as chairman of the board, chief market strategist, president, and portfolio manager of Hennessy Funds Trust (the trust for our investment funds). He previously served as the chief investment officer of Hennessy Funds Trust from 1996 until 2021. Mr. Hennessy started his financial career in 1979 as a broker at Paine Webber. He subsequently moved to Hambrecht & Quist and later returned to Paine Webber. From 1987 to 1990, Mr. Hennessy served as a nominated member of the National Association of Securities Dealers, Inc.’s District 1 Business Conduct Committee. From January 1993 to January 1995, Mr. Hennessy served his elected term as chairman of the District 1 Business Conduct Committee. Mr. Hennessy earned a bachelor of business administration from the University of San Diego. Mr. Hennessy has amassed considerable business acumen in his career. Since founding the company in 1989, he has successfully navigated the company through many economic cycles. His significant experience in managing the company enables him to provide the board with invaluable knowledge and guidance. Mr. Hennessy is the brother of Dr. Brian A. Hennessy.

Teresa M. Nilsen (age 57) has served as president of Hennessy Advisors since January 2018, as chief operating officer since October 2010, and as a director and secretary since 1989. From 1989 until January 2018, Ms. Nilsen served as executive vice president and chief financial officer of Hennessy Advisors. Ms. Nilsen is also executive vice president and treasurer of our investment funds. Ms. Nilsen has worked in the securities industry since 1987, and she earned a bachelor of arts in economics from the University of California, Davis. Ms. Nilsen contributes invaluable long‑term knowledge of the Company’s business and operations. Her additional qualifications to serve on our board include her significant financial management, operational, and leadership experience gained during her extensive career in the securities industry.

Henry Hansel (age 75) has served as a director of Hennessy Advisors since 2001. He has been president of The Hansel Auto Group, which includes nine automobile dealerships, since 1982. Mr. Hansel served as a director of the Bank of Petaluma from its organization in 1987 until it was sold in 2002. Mr. Hansel earned a bachelor of science in economics from the University of Santa Clara. Mr. Hansel’s experience with running a large and economically cyclical business provides him with excellent financial statement and operational knowledge. His corporate business experience, combined with his attentive and thorough service as a director over the years, allows him to provide the board with valuable recommendations and ideas.

Brian A. Hennessy (age 70) has served as a director of Hennessy Advisors since 1989 and as a director of our investment funds from 1996 to 2001. Dr. Hennessy, now retired, was a self‑employed dentist for over 20 years. Dr. Hennessy earned a bachelor of science in biology from the University of San Francisco and a D.D.S. from the University of the Pacific. Dr. Hennessy’s qualifications to serve on our board include his considerable experience as a business owner. His many years running his own practice allowed him to navigate many business-related issues, making him a valuable source of knowledge to us. This, combined with his prior service as a director of our investment funds, has provided him with a solid understanding of the company and the industry in which it operates. Dr. Hennessy is the brother of our chairman of the board, Neil J. Hennessy.

Lydia Knight-O’Riordan (age 59) has served as a director of Hennessy Advisors since 2021. Ms. Knight-O’Riordan worked for Hathaway Dinwiddie Construction Co. from 1988 until her retirement in 2023. During her career, she served as a manager in the Cost Management and Project Management division, as well as an Assistant Project Manager and Project Accountant prior to her manager role. Ms. Knight‑O’Riordan is a member of the Middletown Rancheria of Pomo Indians of California and was appointed to the tribe’s Economic Committee in 2020 after having previously served two terms as Treasurer. She also serves as a board member of the Santa Venetia Swim Club. Ms. Knight‑O’Riordan’s extensive leadership and management experience has given her in‑depth knowledge of the business world and enables her to provide the board with valuable insight.

Kiera Newton (age 46) has served as a director of Hennessy Advisors since 2022. Ms. Newton has worked as a Forensic Accountant for Gursey | Schneider LLP since January 2020. Prior to that, she was an Assurance Manager at Marcum LLP from 2013 through November 2019, where she was involved in numerous private and public company reviews and audits and supervised the work of others on the audit team. Ms. Newton earned a bachelor of science in Accounting from Saint Mary’s College of California. Her extensive accounting and auditing experience enables her to lead and guide our audit committee.

Susan W. Pomilia (age 57) has served as a director of Hennessy Advisors since 2014. Ms. Pomilia has worked in the mortgage industry for over 30 years. From 1985 to 2007, Ms. Pomilia worked for Residential Mortgage Capital, d/b/a First Security Loan, where she opened branches in Larkspur and Mill Valley. From 2007 to 2017, she worked with RPM Mortgage and grew her business to include branches in Mill Valley, Napa, and Petaluma. Because of her constant pursuit of better products and service, she aligned her team with Supreme Lending in November 2017. Ms. Pomilia’s experience managing dozens of employees and multiple branches provides her with excellent insight and business perception. This, combined with her exceptional service as the president of Cruisin’ with Susan, a non-profit organization, treasurer of NorthBay California Association of Mortgage Professionals, and vice president of Pomilia Financial, Inc., provides her with tremendous understanding of business in general and the financial industry specifically.

Thomas L. Seavey (age 77) has served as a director of Hennessy Advisors since 2001. For the majority of Mr. Seavey’s business career he has been involved in the sales and marketing of athletic and leisure products, as well as working with professional athletes. During the 1980s and 1990s, Mr. Seavey worked for Nike as the vice president of sales, as well as for International Management Group (IMG) as a vice president. During this time, he also formed his own company, Seavey Corp., now ALPS Group, which sells sport and leisure products. Mr. Seavey formally managed ALPS Group for over a decade. He is no longer involved in the day-to-day operations of ALPS Group, but continues as an advisor and president. Mr. Seavey earned a bachelor of arts in English and history from Western Michigan University. Mr. Seavey’s experience working for a large corporation, where he led worldwide marketing campaigns, provided him vast knowledge of the business world. His experience has sharpened his financial and operational knowledge, and he brings these assets to our board of directors in a relatable, effective way. This, combined with his diligent and focused service as a director of our company over the years, has provided him with an excellent understanding of the company and the industry in which it operates, making him a valuable resource to our board.

CORPORATE GOVERNANCE

Director Attendance

Our board held five regular meetings during fiscal year 2023. All directors attended at least 75% of all meetings of the board and board committees on which they served during fiscal year 2023.

Directors are encouraged to attend the annual meetings of shareholders. Seven of our eight directors attended the 2023 annual meeting of shareholders.

Director Independence

The board determined that Henry Hansel, Lydia Knight‑O’Riordan, Kiera Newton, Susan W. Pomilia, and Thomas L. Seavey are independent under Nasdaq rules. The Nasdaq rules include several objective tests and one subjective test for determining who is an independent director. The subjective test requires that the board affirmatively determine, after reviewing all relevant information, that a director does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has not established categorical standards or guidelines to make this subjective determination, but instead considers all relevant facts and circumstances.

Henry Hansel, Lydia Knight‑O’Riordan, Kiera Newton, Susan W. Pomilia, and Thomas L. Seavey all qualified as independent under the objective tests. The board then reviewed and discussed additional information provided by the directors and the company with regard to any transactions, relationships, or arrangements that each such director had with the company during the three years prior to the independence determination. Matters reviewed included commercial and charitable transactions, relationships, and arrangements, and the board deemed none of such matters to be material. Based on this review, the board made a subjective determination that no relationships exist that impair the independence of such directors.

Board Diversity

The following matrix details the diversity of the board of directors as of the date of this proxy statement:

Board Size:
Total Number of Directors	8
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	4	4	0	0
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	0	1	0	0
Alaskan Native or Native American	0	1	0	0
Asian	0	0	0	0
Hispanic or Latino	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Undisclosed	0	0	0	0

Board Committees

The board of directors has established an audit committee, a compensation committee, and a nominating committee. Members of these committees are elected annually, generally in the winter. Each committee has a written charter that is approved by the board and reviewed for adequacy on an annual basis. Committee charters are available on our website at www.hennessyadvisors.com.

Audit Committee. The audit committee comprises Kiera Newton (Chair), Henry Hansel, and Thomas L. Seavey, all of whom are considered independent under Nasdaq rules. The audit committee met four times during fiscal year 2023. The principal responsibilities and functions of the audit committee include reviewing our internal controls and the integrity of our financial reporting, approving the employment and compensation of and overseeing our independent auditor, and reviewing the quarterly reviews and annual audit with the auditor.

Our board has determined that Kiera Newton, who has served as Chair of our audit committee since 2022, is an audit committee financial expert, as defined in the rules and regulations of the Securities and Exchange Commission (the “SEC”), and is considered independent under SEC and Nasdaq rules. Our board based its determination on the fact that Ms. Newton has extensive experience evaluating financial statements prepared in accordance with generally accepted accounting principles and has also acquired an understanding of internal controls, procedures for financial reporting, and audit committee functions as a Certified Public Accountant with seven years of experience in public accounting. Ms. Newton worked as an Audit Associate for Ernst & Young from 2012 to 2013 and subsequently as an Assurance Manager for Marcum LLP from 2013 through 2019.

Compensation Committee. During fiscal year 2023, the compensation committee comprised Thomas L. Seavey (Chair) and Susan W. Pomilia, both of whom are considered independent under Nasdaq rules. The compensation committee met two times during fiscal year 2023. Effective December 6, 2023, the compensation committee comprises Thomas L. Seavey (Chair), Susan W. Pomilia, and Kiera Newton. This committee has the responsibility of approving the compensation arrangements for our executive officers, including annual equity awards, which were approved on September 18, 2023, with a grant date of September 18, 2023, and annual cash bonuses, which were approved on September 18, 2023. It also recommends to the board of directors whether to adopt any compensation plans in which our officers and directors are eligible to participate and makes grants of employee stock options and other stock awards under our incentive plan. Our executive officers do not determine their own compensation. However, the president, after consultation with the company’s other executive officers, recommends to the compensation committee (1) the amount of base salary, cash bonus, company 401(k) contribution, and equity compensation for Ms. Kathryn R. Fahy, our chief financial officer, and Mr. Steadman, our executive vice president, (2) the amount of the chief executive officer’s company 401(k) contribution and equity compensation, and (3) the amount of her own company 401(k) contribution and equity compensation, in each case based on salary surveys and the experience and performance of our executive officers. The compensation committee does not have any arrangements with compensation consultants. As a small company, our compensation committee relies on its business judgment in making compensation decisions for our executive officers. The compensation committee is also responsible for reviewing and approving all related party transactions.

Nominating Committee. During fiscal year 2023, the nominating committee comprised Susan W. Pomilia (Chair), Henry Hansel, and Thomas L. Seavey. The nominating committee met once during fiscal year 2023. Effective December 6, 2023, the nominating committee comprises Susan W. Pomilia (Chair), Henry Hansel, Lydia Knight‑O’Riordan, and Thomas L. Seavey. The principal responsibilities and functions of the nominating committee include making recommendations for director nominees to the full board of directors for the next annual meeting of shareholders and making recommendations for committee assignments and committee chair designations.

Qualifications for consideration as a director nominee vary according to the particular areas of expertise sought to complement the existing board composition. However, in making its nominations, the nominating committee considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the company, time available for meetings and consultation regarding company matters, and other particular skills and experience. In considering the diversity of a candidate, the committee considers a variety of factors including, but not limited to, age, gender, and ethnicity. We do not currently employ an executive search firm or retain any other third party to locate qualified candidates for director positions, although we may do so in the future if the nominating committee deems it appropriate. Shareholders may recommend a potential director nominee by following the procedures described below in “Deadlines for Submissions of Proxy Proposals, Proposals for Director Nominations or Other Business, and Recommendations for Potential Director Nominees.”

Leadership Structure

Neil J. Hennessy serves as both our chief executive officer and chairman of the board, which the board believes is the most appropriate and effective leadership structure for the board and the company at this time. Mr. Hennessy brings over 30 years of strategic leadership experience and an unparalleled knowledge of the company’s business, operations, and risks to his role as chairman. This depth of knowledge enables Mr. Hennessy to effectively set appropriate board agendas and ensure appropriate processes and relationships are established between management and the board as our board works together to oversee our management and affairs. The board has not appointed a lead independent director.

Board Role in Risk Oversight

The board, together with the audit committee, oversees both the investment risk and operational risk components of our risk management framework and is responsible for helping to ensure that our risks are managed in a sound manner. The directors oversee an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. It is a fundamental aspect of risk management not only to understand the risks a company faces and the steps management is taking to manage those risks, but also to evaluate the appropriate risk level for the company. The involvement of the full board in setting our business strategy is a key part of the directors’ assessment of management’s appetite for risk and a determination of what constitutes an appropriate risk level. The board has determined that its risk oversight is appropriate for the company.

The board has adopted a Code of Ethics for Hennessy Funds Trust and Hennessy Advisors that applies to our directors and employees, the full text of which is available at www.hennessyadvisors.com. Each director and employee annually confirms in writing that he or she has reviewed and will fully comply with the Code of Ethics.

Hedging Transactions

We have not adopted any practice or policy regarding the ability of our directors or employees (including our executive officers), or any of their designees, to engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock.

Clawback Policy

During 2023, we adopted a compensation recovery policy designed to comply with the mandatory compensation “clawback” requirements under Nasdaq rules that became effective as of October 2, 2023. Under the policy, in the event of certain accounting restatements, we will be required to recover erroneously received incentive‑based compensation from our executive officers representing the excess of the amount actually received over the amount that would have been received had the financial statements been correct in the first instance. The compensation committee has discretion to make certain exceptions to the clawback requirements (when permitted by Nasdaq rules) and ultimately determine whether any adjustment will be made.

Insider Trading Policy

Our Code of Ethics prohibits us and our directors, officers, and employees from trading on the basis of material non‑public information or communicating material non‑public information to others in violation of applicable law. The Code of Ethics also establishes quarterly quiet periods during which our directors, officers, and employees may not trade in the company’s securities.

Related Party Transactions

During fiscal years 2023 and 2022, there were no related party transactions of more than $120,000, except as described below.

Alan J. Hennessy, son of Neil J. Hennessy, is employed by the company and serves as vice president of corporate development and operations of our investment funds. In fiscal year 2023, he earned a total of $291,913 from the company, consisting of base salary, cash bonus, and a grant of restricted stock units at a grant date stock price of $6.79 per share. In fiscal year 2022, he earned a total of $282,250 from the company, consisting of base salary, cash bonus, and a grant of restricted stock units at a grant date stock price of $9.00 per share. All restricted stock units vest at a rate of 25% per year over four years. In addition, in both fiscal years he received other benefits on the same terms available to all other employees of the company, including eligibility for awards of restricted stock units. His compensation is commensurate with his peers’ compensation.

DIRECTOR COMPENSATION

The following table sets forth compensation received by each non‑management director in fiscal year 2023. Non-management directors received $12,000 per board meeting and $1,500 per committee meeting, and committee chairs received $2,000 per committee meeting. In addition to the fees received for board and committee service, the compensation committee determines the amount of restricted stock units, if any, to award to each non‑management director on an annual basis.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Henry Hansel	67,500	38,024	105,524
Brian A. Hennessy	60,000	38,024	98,024
Lydia Knight-O'Riordan	60,000	38,024	98,024
Kiera Newton	54,000	38,024	92,024
Daniel G. Libarle	45,500	19,012	64,512
Rodger Offenbach	43,500	19,012	62,512
Susan W. Pomilia	65,000	38,024	103,024
Thomas L. Seavey	71,500	38,024	109,524

(1)	Ms. Newton was appointed to the Board effective December 8, 2022.

Messrs. Libarle and Offenbach transitioned to serve on our Advisory Committee effective December 8, 2022.

(2)

The amounts in this column include the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718 – Stock Compensation. Stock awards are grants of restricted stock units with no exercise price. The units vest at a rate of 25% per year on the first four anniversaries of the grant date. Restricted stock units do not earn dividends or dividend equivalents. The value of restricted stock units granted is calculated as the number of units granted times the fair market value of our common stock on the grant date, which was $6.79 on the grant date of September 18, 2023. Ms. Knight‑O’Riordan and Ms. Newton held 8,975 and 7,287.5 non‑vested restricted stock units, respectively, as of September 30, 2023. Mr. Libarle and Mr. Offenbach each held 10,112.5 non‑vested restricted stock units as of September 30, 2023. Each other non‑management director held 12,912.5 non‑vested restricted stock units as of September 30, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information relating to the beneficial ownership as of November 30, 2023, of (1) each person known to us to be the beneficial owner of more than 5% of our common stock, (2) each director, (3) each executive officer named in the summary compensation table elsewhere in this proxy statement, and (4) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares. The mailing address for all individuals listed in the following table is c/o Hennessy Advisors, Inc., 7250 Redwood Boulevard, Suite 200, Novato, California 94945.

Name	Number of Shares Owned	Percent of Class	Additional Information
Neil J. Hennessy	2,046,550	26.7%

Includes (A) 2,016,429 shares held jointly with his spouse, over which Mr. Hennessy has shared voting and dispositive power, (B) 5,062 shares held in his IRA, over which Mr. Hennessy has sole voting and dispositive power, and (C) 25,059 shares held solely by his spouse.

Teresa M. Nilsen	122,884	1.6%

Includes (A) 98,081 shares held jointly with her spouse, over which Ms. Nilsen has shared voting and dispositive power, (B) 23,285 shares held by Ms. Nilsen and by her spouse as custodian for their children, over which Ms. Nilsen has shared voting and dispositive power, and (C) 1,518 shares held solely by her spouse.

Kathryn R. Fahy	47,983	*	None.
Daniel B. Steadman	32,128	*

Includes (A) 29,378 shares held jointly with his spouse, over which Mr. Steadman has shared voting and dispositive power, (B) 1,500 shares held in his IRA, over which Mr. Steadman has sole voting and dispositive power, and (C) 1,250 shares held solely by his child.

Henry Hansel	196,013	2.6%	None.
Brian A. Hennessy	274,778	3.6%

Includes (A) 236,852 shares held jointly with his spouse, over which Mr. Hennessy has shared voting and dispositive power, (B) 18,963 shares held in his IRA, over which Mr. Hennessy has sole voting and dispositive power, and (C) 18,963 shares held solely by his spouse.

Lydia Knight‑O’Riordan	1,125	*	None.
Kiera Newton	562	*	None.
Susan W. Pomilia	103,644	1.4%	Includes (A) 36,025 shares held jointly with her spouse, over which Ms. Pomilia has shared voting and dispositive power, and (B) 67,619 shares held solely by her spouse.
Thomas L. Seavey	71,917	*	None.
All directors and executive officers (10 individuals)	2,897,584	37.8%	None.

*	Less than one percent of our common stock.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers, directors, and 10% shareholders to file reports with the SEC setting forth their holdings of, and transactions in, our common stock. Based solely on a review of copies of such reports and representations from these reporting persons, we believe all required reports were filed on a timely basis during fiscal year 2023 except for two Form 4 filings for Ms. Pomilia related to a series of sales transactions over eight calendar days that were filed late due to an administrative error.

EXECUTIVE OFFICERS

Our executive officers are listed below.

Neil J. Hennessy	Chief Executive Officer and Chairman of the Board of Directors
Teresa M. Nilsen	President, Chief Operating Officer, and Secretary
Kathryn R. Fahy	Chief Financial Officer and Senior Vice President
Daniel B. Steadman	Executive Vice President

Biographical information for Ms. Fahy and Mr. Steadman is set forth below. Biographical information for Mr. Hennessy and Ms. Nilsen may be found under the heading “Election of Directors.”

Kathryn R. Fahy (age 43) has served as the chief financial officer and as a senior vice president of Hennessy Advisors since January 2018. From January 2006 until January 2018, Ms. Fahy served as the controller of Hennessy Advisors, and from March 2015 until January 2018, she also served as director of finance of Hennessy Advisors. She is also vice president, assistant secretary, and assistant treasurer of our investment funds. Ms. Fahy began her career in accounting in 2002. Before joining the company in 2006, she worked as a public accountant for Deloitte & Touche, and as a senior internal auditor for Knight Ridder, Inc. Ms. Fahy holds a bachelor of arts in international economics with a minor in accounting from the University of California, Los Angeles, and is a Certified Public Accountant.

Daniel B. Steadman (age 67) has served as an executive vice president of Hennessy Advisors since 2000. He previously served as the chief compliance officer from 2010 until January 2018 and as a director from 2000 through December 2022. Mr. Steadman is also executive vice president and secretary of our investment funds. Mr. Steadman has been in the banking and financial services industry since 1974, serving as vice president of WestAmerica Bank from 1995 through 2000, vice president of Novato National Bank from its organization in 1984 through 1995, assistant vice president and branch manager of Bank of Marin from 1980 through 1984, and banking services officer of Wells Fargo Bank from 1974 through 1980.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

The goal of our compensation program is the same as our broader company‑wide goal, which is to create long‑term value for our shareholders. In an effort to achieve this goal, we have designed and implemented our compensation program to (1) encourage our executive officers to remain with us for long and productive careers and (2) align the interests of our executive officers with the interests of our shareholders. We believe that most of our compensation elements fulfill both of these objectives simultaneously. The principal elements of our compensation program are salary, bonus, equity awards, company 401(k) contributions, severance payments, and payments in the event of a change of control.

Compensation Objectives

Retention. Given our small number of high‑level executives, all of our executive officers are essential to our success. Our executive officers are experienced in the investment fund industry and are presented with other professional opportunities in the industry from time to time, including opportunities at potentially higher compensation levels. We believe it is critical to our success that turnover among our executive officers remains low and that our executive officers remain driven to achieve their individual and company-wide goals. Key elements of our compensation program that are designed to maximize executive officer retention include:

●	equity awards that vest over a four-year period;

●	competitive base salaries;

●	company 401(k) contributions; and

●	severance or change of control agreements.

Alignment. We seek to align the interests of our executive officers with the interests of our shareholders. Key elements of our compensation program that are designed to do so include:

●	cash bonuses based on individual and company-wide performance; and

●

equity awards, which link a significant portion of compensation to shareholder value because the total value of those awards corresponds to stock price appreciation and provide an added incentive for our executive officers to focus on long‑term performance and profitability.

Say-on-Pay and Say-on-Frequency

An advisory say-on-pay vote relating to the compensation of our executive officers occurred at the 2023 annual meeting of shareholders. Shareholders indicated strong support of our compensation programs for our executive officers, with approximately 94% of votes cast in favor. In light of this strong support, which we believe demonstrates our shareholders’ satisfaction with the alignment of our executive officers’ compensation with the company’s performance, the compensation committee maintained substantially the same compensation approach for fiscal year 2023. In addition, because a substantial majority of the votes cast on our say‑on‑frequency proposal at the 2020 annual meeting of shareholders were in favor of having a say-on-pay vote every three years, we will hold our next say-on-pay vote at the 2026 annual meeting of shareholders. We will hold our next say-on-frequency vote at the same meeting.

Process for Determining Compensation of Our Executive Officers

The compensation committee is responsible for establishing and administering our policies governing executive officer compensation. Mr. Hennessy and Ms. Nilsen each receive a minimum salary and a formulaic quarterly cash bonus pursuant to their respective employment agreements. They are each eligible to receive a salary increase at the start of every calendar year. Any such increase is at the discretion of the board based on the recommendation of the compensation committee. For the remaining elements of compensation for Mr. Hennessy and Ms. Nilsen and for all elements of compensation for Ms. Fahy and Mr. Steadman, Ms. Nilsen recommends compensation amounts to the compensation committee after consulting with the company’s other executive officers. Ms. Nilsen recommends the amount of cash bonuses and equity compensation for Ms. Fahy and Mr. Steadman for the current fiscal year, company 401(k) contributions for all executive officers for the current fiscal year, and the future base salary amounts for all executive officers. The compensation committee then decides whether to approve or adjust Ms. Nilsen’s recommendations.

Ms. Nilsen’s recommendations are based on her experience, the performance of our executive officers, and third‑party salary survey data from McLagan. McLagan has an extensive database that includes compensation data from most investment management companies, including private companies for which information is not otherwise generally available. McLagan aggregates and summarizes the compensation data by position without disclosing specific information for any particular company. We compare our executive positions to what we determine to be positions of similar scope and complexity that are included in the McLagan data. We believe this comparative data is useful and appropriate in establishing competitive compensation levels for our executive officers.

The compensation committee does not have any arrangements with compensation consultants. In recognition of the fact that we are a smaller company, our compensation committee relies on its business judgment in making compensation decisions for our executive officers. With respect to each area in which our executive officers are evaluated, the compensation committee compares the company’s performance and each executive officer’s performance against targeted performance for the year and then evaluates whether individual and company-wide objectives set during the prior year’s review were achieved. Specific factors affecting compensation decisions for executive officers include, but are not limited to, the following:

●	key financial measurements, such as annual net income and year‑end cash balance;

●	preparing and effectively executing short‑term and long‑term strategic plans for the company;

●	building banking relationships;

●	improving and expanding the distribution, marketing, public relations, and sales programs for our funds;

●	effectively leading and managing the company’s employees, multiple offices, and several sub‑advisors;

●	maintaining compliance with applicable regulatory requirements; and

●	providing administrative services, shareholder services, and investment advisory services to the Hennessy Funds family of funds (currently 17 funds) and their parent company, Hennessy Funds Trust.

Elements of Our Compensation Program

Base Salaries. Base salaries are used to provide a fixed amount of compensation for an executive officer’s regular work. According to the most recent McLagan salary survey, the base salaries for our executive officers are in the bottom half of financial services companies participating in the survey. Base salaries for executive officers are reviewed annually and may be adjusted from time to time by the compensation committee.

Bonuses. Mr. Hennessy and Ms. Nilsen each receive a quarterly incentive-based bonus (a “Quarterly Bonus”) pursuant to employment agreements we entered into with them. Each Quarterly Bonus is calculated based on the company’s pre-tax profits for each fiscal quarter, as computed for financial reporting purposes in accordance with accounting principles generally accepted in the United States of America, except that pre-tax profit is computed without regard to (1) bonuses payable to employees (including related payroll tax expenses) for the fiscal year, (2) depreciation expense, (3) amortization expense, (4) compensation expense related to restricted stock units (or other stock‑based compensation expense), and (5) asset impairment charges (such amount, “Adjusted Quarterly Pre-Tax Profit”). Mr. Hennessy and Ms. Nilsen each receive a Quarterly Bonus equal to 6.5% and 3.5%, respectively, of Adjusted Quarterly Pre-Tax Profit. With respect to any fiscal quarter in which they earn Quarterly Bonuses, Mr. Hennessy and Ms. Nilsen receive 50% of their respective Quarterly Bonuses within 75 days following the end of such fiscal quarter and the remaining 50% is held in a reserve account. If Adjusted Quarterly Pre-Tax Profit is negative (reflecting a quarterly pre-tax loss) during any fiscal quarter in such fiscal year, the reserve accounts are reduced by an amount equal to such quarterly pre-tax loss multiplied by the same percentage amount used to determine Mr. Hennessy’s and Ms. Nilsen’s Quarterly Bonuses, respectively. If there is a positive balance in the reserve accounts at the end of the fiscal year, the amount in each reserve account is paid to Mr. Hennessy and Ms. Nilsen, respectively, within 75 days. If there is a negative balance in the reserve accounts at the end of the fiscal year, the negative reserve amounts are canceled and are not carried forward into the next fiscal year. More information regarding Mr. Hennessy’s and Ms. Nilsen’s employment agreements are described below under “Potential Payments upon Termination or Change of Control.”

The cash bonus amounts for Mr. Steadman and Ms. Fahy are approved by the compensation committee and paid out of a general bonus pool for all employees other than Mr. Hennessy and Ms. Nilsen. The total bonus pool generally is set as a percentage of pre-tax profits, but the executive officers have discretion to adjust the bonus pool up or down based on business circumstances. Our executive officers determine the percentage amount to be accrued in the bonus pool each year and review that percentage amount quarterly based on the current performance of the company. Bonuses paid out of the bonus pool are discretionary, but are based in part on individual performance. Each year, our executive officers set company‑wide objectives that are then presented to the board. They also set individual performance objectives for each employee that are based on customer focus, teamwork, ethics, work product and quality, and attitude. For fiscal year 2023, company‑wide objectives included effectively managing cash and equity, maintaining profitability, pursuing strategic business opportunities, building banking relationships, improving and expanding our distribution, marketing, public relations, and sales programs, strengthening our networking and business relationships, effectively managing our relationships with our sub-advisors and satellite offices, and maintaining our compliance program. Because the bonus accrual is based primarily on a percentage of pre-tax profits, bonuses automatically are aligned with the company’s performance.

Equity Awards. We believe that the use of equity awards helps us to maintain a strong association between the compensation of our executive officers and the long‑term interests of our shareholders. Furthermore, we believe that restricted stock units are the most effective equity compensation tool for a company of our size because restricted stock units provide the same type of equity-based value to executive officers as stock options, but with less dilution to earnings per share for an equivalent grant date fair value. All of our restricted stock unit awards vest over four-year periods, which we believe provide added incentive to our executive officers to focus on long‑term performance and profitability and encourage executive retention. Following its annual performance review of our executive officers, the compensation committee determines the amount of restricted stock units, if any, to award to our executive officers and sets the aggregate amount of restricted stock units, if any, to be awarded to employees on a subjective basis based on our budget for future years and the number of shares available for issuance under the company’s omnibus incentive plan.

Company 401(k) Contributions. We use 401(k) contributions as a means of compensating and retaining our executive officers while also instilling in them the idea that retirement planning is essential. The company 401(k) contribution is optional from year to year and is awarded to our executive officers on the same basis that it is awarded to all employees. It is not based on performance or goal achievement. The percentage level of the contribution is subjective and is determined by our executive officers annually for all employees. The compensation committee approves the percentage level of contribution with respect to our executive officers.

Severance or Change of Control Agreements. Mr. Hennessy’s and Ms. Nilsen’s employment agreements provide for certain payments upon the occurrence of specified events, including (i) if Mr. Hennessy’s or Ms. Nilsen’s employment is terminated, respectively, or (ii) if an acquiror of all or substantially all of the company’s assets does not assume Mr. Hennessy’s or Ms. Nilsen’s employment agreement, respectively. We believe that the rights to these payments provide job security for Mr. Hennessy and Ms. Nilsen and allow them to focus on the performance of our company.

We have also entered into bonus agreements with Ms. Nilsen and Mr. Steadman that provide for payments in the event of a change of control with or without termination. The change of control payments are intended to allow Ms. Nilsen and Mr. Steadman to remain focused on their performance, our best interests, and the best interests of our shareholders if a change of control is anticipated or occurs, as well as to ensure a smooth transition in the event of a change of control. Upon a change of control, Ms. Nilsen would not receive a bonus pursuant to both her employment agreement and bonus agreement upon a change of control; instead, she would receive the higher of the two payments.

In addition, the restricted stock unit award agreements between the company and each executive officer provide that all restricted stock units held by an executive officer immediately vest in full (i) if the executive officer’s employment terminates as a result of death, disability, or retirement at a time when the company would not be able to terminate the executive officer for cause or (ii) upon a change of control of the company.

More information regarding these agreements is included below under “Potential Payments upon Termination or Change of Control.”

Nonqualified Deferred Compensation Benefits. We do not offer a nonqualified deferred compensation plan to any of our employees.

Pension Benefits. We do not sponsor any pension plans.

Other Compensation. Benefits and perquisites provided to our executive officers are generally the same as those offered to all employees, except that we pay for a car allowance, premiums on life insurance, and premiums on disability insurance for Neil J. Hennessy pursuant to the terms of his employment agreement. We also pay for fitness club memberships for Ms. Nilsen and Ms. Fahy. Finally, we make charitable contributions on behalf of each of our executive officers and cover expenses related to required travel by their spouses, as applicable.

Other Policies. In 2023, we adopted a compensation recovery policy to comply with recently adopted SEC rules and Nasdaq listing standards. Under the policy, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, then, unless an exception applies, we will seek to recover the excess of the amount of incentive-based compensation any executive officer received during the preceding three fiscal years over the amount the executive officer would have received based on the restated numbers, determined on a pre-tax basis.

Tax Treatment. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits our income tax deduction for compensation paid in any taxable year to our executive officers that exceeds $1,000,000. The compensation committee considers the impact of Section 162(m) when determining base salary, cash bonuses, equity awards, and other compensation for our executive officers, but tax deductibility is only one of several factors considered by the compensation committee in the design and implementation of our compensation program. Therefore, the compensation committee may approve compensation that exceeds $1,000,000 to ensure competitive compensation levels and structures for our executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2023 and 2022 (1)

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation(4) ($)	Total ($)
Neil J. Hennessy	2023	350,000	133,763	683,683	(3)	72,403	1,239,849
CEO	2022	350,000	141,750	790,887		86,990	1,369,627
Teresa M. Nilsen	2023	325,000	133,763	368,138	(3)	25,402	852,303
President and COO	2022	325,000	141,750	425,862		26,628	919,240
Kathryn R. Fahy	2023	250,000	84,875	200,000		17,160	552,035
CFO and Senior Vice President	2022	250,000	90,000	170,000		18,547	528,547
Daniel B. Steadman	2023	250,000	63,826	25,000		15,928	354,754
Executive Vice President	2022	250,000	67,500	100,000		18,831	436,331

(1)

As a smaller reporting company for purposes of the SEC’s disclosure rules, we are subject to scaled disclosure requirements under which reduced disclosure of executive compensation is permitted. We include only two fiscal years of compensation information in the Summary Compensation Table for our named executive officers, rather than three, pursuant to such scaled disclosure rules.

(2)

The amounts in this column include the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718 – Stock Compensation. Stock awards are grants of restricted stock units with no exercise price. The units vest at a rate of 25% per year on the first four anniversaries of the grant date. Restricted stock units do not earn dividends or dividend equivalents. The value of restricted stock units for a particular fiscal year is calculated as the number of units granted during such fiscal year times the fair market value of our common stock on the grant date. The fair market value of our common stock was $6.79 and $9.00 on the grant date for fiscal year 2023 (September 18, 2023) and the grant date for fiscal year 2022 (September 18, 2022), respectively.

(3)

For fiscal year 2023, Mr. Hennessy and Ms. Nilsen each received an incentive-based bonus in the amount of 6.5% and 3.5%, respectively, of our Adjusted Quarterly Pre‑Tax Profit. The Adjusted Quarterly Pre-Tax Profit for fiscal year 2023 was calculated as income before tax of $6,600,650 plus bonuses of $2,639,821 (Mr. Hennessy’s and Ms. Nilsen’s bonus accruals and the bonus accrual for other employees), payroll tax accruals of $39,677, depreciation and amortization expense of 229,862 and compensation expense related to restricted stock units of $1,008,203, for a total pre-tax profit of $10,518,212. A discussion of the terms of Mr. Hennessy’s and Ms. Nilsen’s employment agreements begins on page 17.

(4)

All other compensation for fiscal year 2023 for Mr. Hennessy includes premiums on life insurance ($52,475), a charitable contribution made on his behalf, miscellaneous expenses related to required travel by his spouse, and a profit‑sharing contribution to his 401(k) plan. All other compensation for fiscal year 2023 for each of Ms. Nilsen, Ms. Fahy, and Mr. Steadman includes a fitness club membership (for each of Ms. Nilsen and Ms. Fahy only), a charitable contribution made on his or her behalf, miscellaneous expenses related to required travel by his or her spouse, as applicable, and a profit‑sharing contribution to his or her 401(k) plan.

Outstanding Equity Awards at Fiscal Year End 2023

		Stock Awards (1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
Neil J. Hennessy	9/18/2020	3,937.5	26,224
	9/18/2021	7,875.0	52,448
	9/18/2022	11,812.5	78,671
	9/18/2023	19,700.0	131,202
Teresa M. Nilsen	9/18/2020	3,937.5	26,224
	9/18/2021	7,875.0	52,448
	9/18/2022	11,812.5	78,671
	9/18/2023	19,700.0	131,202
Kathryn R. Fahy	9/18/2020	2,500.0	16,650
	9/18/2021	5,000.0	33,300
	9/18/2022	7,500.0	49,950
	9/18/2023	12,500.0	83,250
Daniel B. Steadman	9/18/2020	1,875.0	12,488
	9/18/2021	3,750.0	24,975
	9/18/2022	5,625.0	37,463
	9/18/2023	9,400.0	62,604

(1)

Stock awards are grants of restricted stock units with no exercise price. The units vest at a rate of 25% per year on the first four anniversaries of the grant date. Restricted stock units do not earn dividends or dividend equivalents. The market value of restricted stock units that have not vested is calculated as the number of unvested units times the fair market value of $6.66 per share on September 30, 2023. The actual value realized by the executive officer will depend on the market value of our common stock on the date the awards vest.

Potential Payments upon Termination or Change of Control

Under the terms of the restricted stock unit award agreements between the company and each executive officer, the employment agreements with Mr. Hennessy and Ms. Nilsen, and the bonus agreements with Ms. Nilsen and Mr. Steadman, our executive officers are entitled to certain compensation in the event of a termination of employment or a change of control of the company. The material terms of each such agreement are discussed below.

Neil J. Hennessy

Employment Agreement

We have had an employment agreement with Mr. Hennessy since the time of our initial public offering, and such employment agreement has been amended and amended and restated several times. The employment agreement provides for automatic one‑year renewals on each January 26 unless either party gives written notice to the other at least 60 days prior to the expiration of the then‑current term.

Under the terms of his employment agreement, Mr. Hennessy is entitled to (1) an annual base salary of $350,000, which amount may be increased in the board’s sole discretion at the start of each calendar year, (2) Quarterly Bonuses of 6.5% of Adjusted Quarterly Pre-Tax Profit, and (3) participate in our benefit plans. In the event that (A) Mr. Hennessy’s employment is terminated by the company without cause or (B) Mr. Hennessy terminates his employment with the company for good reason, Mr. Hennessy is entitled to receive severance payable in 24 equal monthly installments (except to the extent payment is required to be delayed pursuant to Section 409A of the Code) equal to the sum of (i) (x) one year’s full base salary and an average annual bonus for the three most recent fiscal years prior to the termination of employment multiplied by (y) two and (ii) a pro‑rated Quarterly Bonus for the quarter in which the termination occurs. In addition, under the foregoing circumstances, Mr. Hennessy is also entitled to receive payment of any previously earned and deferred Quarterly Bonus in the reserve account following the end of the fiscal year in which his employment terminates. In the event Mr. Hennessy is terminated for cause or terminates his employment with the company without good reason, no severance is payable.

If the employment agreement terminates as a result of death or disability, Mr. Hennessy is entitled to all bonuses earned or accrued as of the date of his termination. Furthermore, in the case of disability, Mr. Hennessy is also entitled to continue receiving his base salary and benefits for three months or until the date he begins receiving benefits under a disability plan or policy, whichever is soonest.

In the event of a sale, transfer, or other disposition of all or substantially all of our assets or business, whether by merger, consolidation, or otherwise, we may assign the employment agreement and its rights, provided that the successor assumes all of our obligations under the employment agreement.

If any payment or benefit under the employment agreement and any other agreement, plan, or arrangement would constitute an excess parachute payment under Section 280G of the Code, then Mr. Hennessy would receive either the full amount of such payments and benefits or a lesser amount such that no portion of the payments and benefits would be subject to the excise tax, whichever would result in a greater after‑tax benefit to Mr. Hennessy.

The employment agreement defines the terms listed below as follows:

●	Cause exists if Mr. Hennessy:

●

is convicted of, or enters a plea of nolo contendere to, a felony (other than a traffic‑related offense) under any state, federal, or local law or any felony involving the company, where conviction includes any final disposition of the charge that does not result in the charges being completely dismissed or Mr. Hennessy’s being completely acquitted;

●

materially breaches (1) the employment agreement or (2) the company’s policies and procedures, which breach is not cured, if capable of being cured, after written notice within 30 days of the date notice of such breach is received by Mr. Hennessy; or

●	engages in willful or gross misconduct or willful or gross negligence in performing his duties, or fraud, misappropriation, or embezzlement.

●	Good reason means:

●	the assignment to Mr. Hennessy of duties materially inconsistent with his position, authority, duties, or responsibilities as of the date of the employment agreement; or

●	any action or omission that results in a material diminution of the position, authority, duties, or responsibilities of Mr. Hennessy as of the date of the employment agreement;

●	a material reduction in Mr. Hennessy’s annual base salary (other than a reduction that applies generally to the Company’s senior management);

●

the relocation, without Mr. Hennessy’s prior written consent, of his principal place of employment to a location more than 50 miles away (measured in the shortest driving distance) from his principal place of employment on the date of the employment agreement; or

●	the failure by the Company to have an acquirer of all or substantially all of the Company’s assets assume Mr. Hennessy’s employment agreement;

provided, in any case, that Mr. Hennessy (1) provides notice to the company of the existence of the condition constituting good reason within 90 days of its initial existence and (2) allows the company 30 days to remedy the condition.

●

Disability means a physical or mental disability or infirmity that prevents Mr. Hennessy from performing substantially the duties assigned to him (based on such competent medical evidence as shall be presented to the company by any physician or group of physicians or other competent medical experts employed by the company) for a continuous period of more than 180 days.

Restricted Stock Unit Award Agreements

The restricted stock unit award agreements between the company and each executive officer provide that all restricted stock units held by an executive officer immediately vest in full (1) if the executive officer’s employment terminates as a result of death, disability, or retirement at a time when the company would not be able to terminate the executive officer for cause or (2) upon a change of control of the company.

The Amended and Restated 2013 Omnibus Incentive Plan, under which restricted stock unit award agreements were issued for the awards held by our executive officers in fiscal year 2023, defines the terms listed below as follows:

●

Disability, with respect to restricted stock unit awards, means, except as otherwise determined by the compensation committee and set forth in an award agreement, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least 12 months, as determined by the compensation committee.

●

Retirement means, except as otherwise determined by the compensation committee and set forth in an award agreement, termination of employment with the company and its affiliates (for other than cause) on a date the participant is then eligible to receive immediate early or normal retirement benefits under the provisions of any of the company’s or its affiliate’s defined benefit pension plans, or if the participant is not covered under any such plan, on or after attainment of age 55 and completion of 10 years of continuous service with the company and its affiliates or on or after attainment of age 65 and completion of five years of continuous service with the company and its affiliates, where “cause” means (1) if the participant is subject to an employment agreement with the company or an affiliate that contains a definition of “cause”, such definition, or (2) otherwise, except as otherwise determined by the compensation committee and set forth in an award agreement, any of the following as determined by the compensation committee: (A) violation of the provisions of any employment agreement, non‑competition agreement, confidentiality agreement, or similar agreement with the company or an affiliate, or the company’s or an affiliate’s code of ethics, as then in effect; (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the company or an affiliate; (C) commission of an act of dishonesty or disloyalty involving the company or an affiliate; (D) violation of any federal, state or local law in connection with the participant’s employment or service; or (E) breach of any fiduciary duty to the company or an affiliate.

●	A change of control is the occurrence of one or more of the following events:

●

an acquisition, in any one transaction or series of transactions, after which any individual, entity, or group has beneficial ownership of 50% or more of either the then‑outstanding shares of our common stock or the combined voting power of our then‑outstanding voting securities, but excluding an acquisition (1) by us or any of our employee benefit plans (or related trusts), (2) by Neil J. Hennessy or any affiliate, or (3) by any corporation which, following the acquisition, is beneficially owned, directly or indirectly, in substantially the same proportions, by the beneficial owners of the common stock and voting securities of the company immediately prior to such acquisition; or

●

50% or more of the members of our board of directors (1) are not continuing directors, or (2) are nominated or elected by the same beneficial owner or are elected or appointed in connection with an acquisition of the company; or

●

the (1) consummation of a reorganization, merger, share exchange, consolidation, or similar transaction, with respect to which the beneficial owners of the company immediately prior to such transaction do not, following such transaction, beneficially own more than 50% of the then‑outstanding shares of common stock and voting securities of the corporation resulting from the transaction, (2) consummation of the sale or other disposition of all or substantially all of the assets of the company, or (3) approval by the shareholders of the company of a complete liquidation or dissolution of the company.

Teresa M. Nilsen

Employment Agreement

On January 26, 2018, we entered into an employment agreement with Ms. Nilsen in connection with her appointment as president of the Company. The agreement provides for automatic one‑year renewals on each January 26 unless either party gives written notice to the other at least 60 days prior to the expiration of the then‑current term.

Under the terms of her employment agreement, Ms. Nilsen is entitled to (1) an annual base salary of $325,000, which amount may be increased in the board’s sole discretion at the start of each calendar year, (2) Quarterly Bonuses of 3.5% of Adjusted Quarterly Pre-Tax Profit, and (3) participate in our benefit plans. In the event that (A) Ms. Nilsen’s employment is terminated by the company without cause or (B) Ms. Nilsen terminates her employment with the company for good reason, Ms. Nilsen is entitled to receive severance payable in 24 equal monthly installments (except to the extent payment is required to be delayed pursuant to Section 409A of the Code) equal to the sum of (i) (x) one year’s full base salary and an average annual bonus for the three most recent fiscal years prior to the termination of employment multiplied by (y) two and (ii) a pro‑rated Quarterly Bonus for the quarter in which the termination occurs. In addition, under the foregoing circumstances, Ms. Nilsen is also entitled to receive payment of any previously earned and deferred Quarterly Bonus in the reserve account following the end of the fiscal year in which her employment terminates. In the event Ms. Nilsen is terminated without cause or resigns with good reason in connection with a change of control, Ms. Nilsen’s severance payment pursuant to the employment agreement is reduced by the amount of any cash portion of the benefits paid to Ms. Nilsen upon such change of control pursuant to the bonus agreement described below or any amendment, restatement, or replacement thereof. In the event Ms. Nilsen is terminated for cause or terminates her employment with the company without good reason, no severance is payable.

If the employment agreement terminates as a result of death or disability, Ms. Nilsen is entitled to all bonuses earned or accrued as of the date of her termination. Furthermore, in the case of disability, Ms. Nilsen is also entitled to continue receiving her base salary and benefits for three months or until the date she begins receiving benefits under a disability plan or policy, whichever is soonest.

In the event of a sale, transfer, or other disposition of all or substantially all of our assets or business, whether by merger, consolidation, or otherwise, we may assign the employment agreement and its rights, provided that the successor assumes all of our obligations under the employment agreement.

If any payment or benefit under the employment agreement and any other agreement, plan, or arrangement would constitute an excess parachute payment under Section 280G of the Code, then Ms. Nilsen would receive either the full amount of such payments and benefits or a lesser amount such that no portion of the payments and benefits would be subject to the excise tax, whichever would result in a greater after‑tax benefit to Ms. Nilsen.

The employment agreement defines “cause” and “good reason” the same as in Mr. Hennessy’s employment agreement, which is described above under the description of payments to Mr. Hennessy.

Bonus Agreement

We also have a bonus agreement with Ms. Nilsen that provides for a one‑time cash bonus within 15 days of a change of control of the company equal to the greater of the following:

(1) $1,000,000; or

(2) the sum of (A) 150% of the total base salary (before deductions) paid to Ms. Nilsen for the most recent fiscal year ended prior to the change of control, (B) 150% of the prior year’s bonus, and (C) a pro rata portion of the prior year’s bonus, provided at least such amount has been accrued by us as a bonus for Ms. Nilsen in the fiscal year during which the change of control occurs.

If the bonus payable upon a change of control, together with any other payments or benefits received or to be received by Ms. Nilsen from the company or any successor thereto in the change of control transaction, would constitute an excess parachute payment under Section 280G of the Code, then Ms. Nilsen would receive either the full amount of such payments and benefits or a lesser amount such that no portion of the payments and benefits would be subject to the excise tax, whichever would result in a greater after‑tax benefit to Ms. Nilsen.

A change of control is defined in the bonus agreement the same as in the restricted stock unit award agreements, which are described above under the description of payments to Mr. Hennessy.

Restricted Stock Unit Award Agreements

We also have restricted stock unit award agreements with Ms. Nilsen on the same terms as the restricted stock unit award agreements with Mr. Hennessy, which are described above under the description of payments to Mr. Hennessy.

Kathryn R. Fahy

Restricted Stock Unit Award Agreements

We have restricted stock unit award agreements with Ms. Fahy on the same terms as the restricted stock unit award agreements with Mr. Hennessy, which are described above under the description of payments to Mr. Hennessy.

Daniel B. Steadman

Bonus Agreement

We have a bonus agreement with Mr. Steadman that provides for a one‑time cash bonus within 15 days of a change of control of the company equal to the greater of the following:

(1) $500,000; or

(2) the sum of (A) 100% of the total base salary (before deductions) paid to Mr. Steadman for the most recent fiscal year ended prior to the change of control, (B) 100% of the prior year’s bonus, and (C) a pro rata portion of the prior year’s bonus, provided at least such amount has been accrued by us as a bonus for Mr. Steadman in the fiscal year during which the change of control occurs.

The remainder of the terms of the bonus agreement with Mr. Steadman are the same as the terms of the bonus agreement with Ms. Nilsen, which are described above under the description of payments to Ms. Nilsen.

Restricted Stock Unit Award Agreements

We also have restricted stock unit award agreements with Mr. Steadman on the same terms as the restricted stock unit award agreements with Mr. Hennessy, which are described above under the description of payments to Mr. Hennessy.

PAY VERSUS PERFORMANCE

In accordance with SEC rules applicable to smaller reporting companies, the following table sets forth information with respect to how “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and other named executive officers aligns with company performance. CAP is an SEC-defined term that does not necessarily reflect the amounts realized by our named executive officers. For information regarding the Company’s compensation philosophy and how the Company aligns executive compensation with its financial and operational performance, refer to the Compensation Discussion and Analysis section.

Fiscal Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table for Non-PEO Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Executive Officers(2) ($)	Value of Initial Fixed $100 Investment Based on Company Total Shareholder Return(3) ($)	Net Income ($ in thousands)
2023	852,303	740,713	715,546	637,019	$78.28	$4,771
2022	919,240	858,129	778,168	735,353	95.01	6,190

(1)	For both fiscal years in the above table, the principal executive officer is Teresa M. Nilsen and the other named executive officers are Neil J. Hennessy, Kathryn R. Fahy, and Daniel B. Steadman.

(2)

In accordance with SEC rules, the adjustments shown in the table below were made to the Summary Compensation Table values to determine CAP. For the CAP portions that are calculated based on the fair market value of our common stock, the following prices were used: $8.67 as of September 30, 2022, $6.79 as of September 18, 2023, and $6.66 as of September 30, 2023. All amounts shown for non-PEO executive officers are averages.

Fiscal Year	Executive	Summary Compensation Table Total Compensation ($)	Minus Summary Compensation Table Stock Awards Total ($)	Plus Year-End Fair Value of Unvested Current Year Equity Awards ($)	Plus Change in Fair Value as of Year End of Unvested Prior Year Equity Awards ($)	Plus Change in Fair Value as of Vesting Date of Prior Year Equity Awards Vested in Current Year ($)	Equals Compensation Actually Paid ($)
2023	PEO	852,303	(133,763)	131,202	(65,126)	(43,903)	740,713
	Non-PEO Executive Officers	715,546	(94,155)	92,352	(45,830)	(30,895)	637,019
2022	PEO	919,240	(141,750)	136,553	(32,327)	(23,586)	858,129
	Non-PEO Executive Officers	778,168	(99,747)	96,090	(22,749)	(16,409)	735,353

(3)	Cumulative total shareholder return of the Company assuming an initial investment of $100 on September 30, 2021, and reinvestment of dividends.

In accordance with SEC rules, the following charts show the relationship between CAP and the Company’s financial performance as measured by cumulative total shareholder return and net income.

Compensation vs. Total Shareholder Return
Compensation Actually Paid (in thousands)
Total Shareholder Return on $100
$2,000.0
$1,800.0
$1,600.0
$1,400.0
$1,200.0
$1,000.0
$800.0
$600.0
$400.0
$200.0
$-
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
$95.01
$78.28
$919.2
$778.2
$852.3
$715.5
2022
2023
Compensation Actually Paid to PEO
Compensation Actually Paid to Non-PEO Executive Officers
Total Shareholder Return on $100

Compensation vs. Net Income
Compensation Actually Paid (in thousands)
Net Income (in thousands)
$2,000.0
$1,800.0
$1,600.0
$1,400.0
$1,200.0
$1,000.0
$800.0
$600.0
$400.0
$200.0
$-
$7,000.0
$6,000.0
$5,000.0
$4,000.0
$3,000.0
$2,000.0
$1,000.0
$-
$6,190.0
$4,771.0
$919.2
$778.2
$852.3
$715.5
2022
2023
Compensation Actually Paid to PEO
Compensation Actually Paid to Non-PEO Executive Officers
Net Income

PROPOSAL 2:
APPROVAL OF HENNESSY ADVISORS, INC. 2024 OMNIBUS INCENTIVE PLAN

The board recommends a vote “FOR” approval of the Hennessy Advisors, Inc. 2024 Omnibus Incentive Plan.

Summary of Proposal

Our board of directors is seeking shareholder approval of the Hennessy Advisors, Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”). A copy of the 2024 Plan is attached to this proxy statement as Annex A. The maximum number of shares of our common stock that may be issued under the 2024 Plan if it is approved is 3,835,000 shares, all of which may be issued as incentive stock option awards (“ISOs”). Under the current Hennessy Advisors, Inc. Amended and Restated 2013 Omnibus Plan (the “Existing Plan”), the maximum number of shares that may be issued is 50% of all shares of common stock outstanding. If the 2024 Plan is approved, the Existing Plan will terminate, and no new awards will be granted under the Existing Plan.

We believe that awards under the 2024 Plan will (A) attract and retain outstanding individuals to serve as officers and other key employees, outside directors and advisory committee members, and consultants or advisors and (B) increase shareholder value. We further believe that the 2024 Plan strikes a proper balance between rewarding performance and limiting shareholder dilution.

Key Terms of the 2024 Plan

Participation:

Eligible officers and other key employees, outside directors and advisory committee members, and consultants or advisors. As of December 4, 2023, approximately 25 persons were eligible to participate in the plan, including 17 employees, 6 non‑employee directors, and 2 non‑employee advisory committee members.

Shares Authorized:	The maximum number of shares that may be issued under the 2024 Plan is 3,835,000 shares.

Share Counting:	Shares authorized are depleted by number of shares granted under awards of any type, and shares used to pay exercise price of options or withholding taxes do not replenish shares authorized.

Award Types:	● Stock options; ● Stock appreciation rights ● Performance shares; ● Performance units; ● Restricted stock; ● Restricted stock units; ● Cash incentive awards; and ● Other stock-based awards.

Individual Limits:

No non‑employee director or non‑employee advisory committee member may receive awards during any fiscal year of the company with a grant date value that would exceed, together with any cash fees paid to such individual during such fiscal year, $400,000.

Key Prohibitions:	Options and stock appreciation rights cannot be backdated, repriced, or discounted.

Amendments:	Material amendments require shareholder approval.

Administration:	Administered by the compensation committee or the board of directors.

Change of Control:

No accelerated vesting if buyer agrees to assume awards, unless the participant’s employment or service is terminated without cause or for good reason; any award not assumed is accelerated and cashed out.

Effect of Proposal on Existing Plan

The Existing Plan, under which we may grant equity awards to officers and other employees, outside directors, and advisors, had an aggregate of approximately 3,836,935 shares of common stock available for future equity grants as of December 4, 2023. If our shareholders approve the 2024 Plan, then the Existing Plan will terminate on the date of approval and no new awards will be granted under the Existing Plan. All awards that we granted under the Existing Plan that are outstanding as of the date that shareholders approve the 2024 Plan will remain outstanding, will continue to be governed by the Existing Plan until they are fully distributed or terminated pursuant to the terms of the Existing Plan, and will deplete the share reserve under the 2024 Plan. As of December 4, 2023, there were 349,613 shares of common stock subject to outstanding awards under the Existing Plan.

If the 2024 Plan is not approved, the Existing Plan will remain in effect in accordance with its terms.

Authorized Shares and Stock Price

Our articles of incorporation authorize the issuance of 22,500,000 shares of common stock. There were 7,673,869 shares of our common stock issued and outstanding as of December 4, 2023, and the market value of a share of our common stock as of that date was $6.58.

Summary of the Terms of the 2024 Plan

The following is a summary of the material provisions of the 2024 Plan. This summary and the highlights above are qualified in their entirety by reference to the full and complete text of the 2024 Plan. Any inconsistencies between this summary or the highlights above and the text of the 2024 Plan will be governed by the text of the 2024 Plan.

Administration and Eligibility

The 2024 Plan will be administered by the compensation committee or by our full board of directors (which we refer as the “administrator”). The administrator has the authority to (1) interpret the provisions of the 2024 Plan and any award, (2) make, change, and rescind rules and regulations relating to the 2024 Plan, (3) change or reconcile any inconsistency in any award or agreement covering an award, and (4) make all other determinations necessary or advisable for the administration of the 2024 Plan. In addition, subject to any limitations imposed by law and any restrictions imposed by the compensation committee, our chief executive officer or president may act as the administrator with respect to awards granted to employees who are not officers subject to Section 16 of the Exchange Act at the time such authority or responsibility is exercised.

The administrator (to the extent of its authority) may designate any of the following as a participant under the 2024 Plan: (1) officers or other employees, (2) non‑employee directors and non‑employee advisory committee members, and (3) consultants and advisors.

The board of directors may delegate some or all of its authority under the 2024 Plan to a committee of the board of directors or to one or more officers of the company, and the compensation committee may delegate some or all of its authority under the 2024 Plan to a sub-committee or one or more of our officers. Delegation is not permitted, however, with respect to stock-based awards made to individuals subject to Section 16 of the Exchange Act, unless the delegation is to a committee or sub‑committee of the board of directors that consists only of non-employee directors.

Types of Awards

Awards under the 2024 Plan may consist of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, cash incentive awards, or other stock-based awards. The administrator may grant any type of award to any participant it selects, but only our employees may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or (subject to the 2024 Plan’s prohibition on repricing) in substitution for any other award (or any other award granted under another plan of ours or of any of our affiliates).

Shares Reserved under the 2024 Plan

The 2024 Plan provides that the maximum number of shares that may be issued under the 2024 Plan is 3,835,000 shares of common stock.

In general, if an award granted under the 2024 Plan expires, is canceled or terminates without the issuance of shares under the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, or if shares are forfeited under an award, then such shares will again be available for issuance under the 2024 Plan in the same number as they depleted the reserve. Shares tendered in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be recredited to the reserve.

Options

The administrator has the authority to grant stock options and to determine all terms and conditions of each stock option, including (1) the number of options granted, (2) whether an option is to be an incentive stock option or non-qualified stock option, (3) the date of grant, which is not prior to the date of the administrator’s approval of the grant, (4) a grant price that is not less than the fair market value of the common stock subject to the option on the date of grant, and (5) the terms and conditions of exercise. Fair market value is defined as the last sales price of a share of our common stock for the date in question, or if no sales of our common stock occur on such date, on the last preceding date on which there was such a sale. The administrator determines terms and conditions of exercise as well as the expiration date of each option, but the expiration date will not be later than 10 years after the grant date. If the aggregate fair market value of the shares subject to the portion of an incentive stock option that becomes exercisable during a calendar year exceeds $100,000, then the option is treated as a nonqualified stock option to the extent the $100,000 limitation is exceeded.

Each incentive stock option that the administrator grants to an eligible employee who owns more than 10% of the total combined voting power of all classes of stock then issued by our company must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant and must terminate no later than five years after the date of grant.

Stock Appreciation Rights

The administrator has the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive cash in an amount, or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The 2024 Plan provides that the administrator determines all terms and conditions of each stock appreciation right, including (1) the number of shares of common stock to which the stock appreciation right relates, (2) the date of grant, which is not prior to the date of the administrator’s approval of the grant, (3) a grant price that is not less than the fair market value of the common stock subject to the stock appreciation right on the date of grant, (4) the terms and conditions of exercise or maturity, (5) a term that must be no later than 10 years after the date of grant, and (6) whether the stock appreciation right will settle in cash, common stock or a combination of the two.

Performance and Stock Awards

The administrator has the authority to grant awards of restricted stock, restricted stock units, performance shares, or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of common stock. Performance share means the right to receive shares of common stock, including restricted stock, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.

The administrator determines all terms and conditions of the awards, including (1) the number of shares of common stock or units to which such award relates, (2) whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award, (3) the period of restriction with respect to restricted stock and the vesting or deferral period, if any, for restricted stock units, (4) the performance period for performance awards, (5) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock, and (6) with respect to performance units, whether the awards will settle in cash, in shares of common stock, or in a combination of the two.

Cash Incentive Awards

The administrator has the authority to grant cash incentive awards. Incentive awards are the right to receive a cash payment to the extent performance goals are achieved (or other requirements are met). The administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, and the potential amount payable and the timing of payment.

Other Stock‑Based Awards

The administrator has the authority to grant other types of awards, which will be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Such awards may include shares of unrestricted common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us. The administrator determines all terms and conditions of the award, including the time or times at which such award is made and the number of shares of common stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of our common stock on the date of the award.

Dividend Equivalent Units

In no event may dividends or dividend equivalents be paid with respect to stock options or stock appreciation rights.

Unless the administrator determines otherwise, if we pay a cash dividend during the restriction period of an award of restricted stock, then the cash dividends will either, at the discretion of the administrator, be (1) paid in cash concurrently with the dividend payment to other shareholders, (2) automatically reinvested as additional shares of restricted stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of restricted stock, or (3) paid in cash at the same time and to the same extent that the shares of restricted stock vest.

The administrator may grant dividend equivalent units in tandem with restricted stock units, performance shares, performance units that are valued in relation to a share of our common stock, and any other “full-value award” that is measured as the full value of a share, rather than the increase in the value of a share. Dividend equivalent units will either, at the discretion of the administrator, be (1) paid in cash concurrently with dividends paid to shareholders, (2) accumulated and paid, in cash or shares (at the administrator’s discretion) at the same time and to the same extent that the tandem award vests or is earned, or (3) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem award. However, dividend equivalent units that relate to performance awards that are contingent on the achievement of a performance goal will also be contingent on the achievement of such performance goal and will not be paid unless and until the performance goal is achieved.

Performance Goals

For purposes of the 2024 Plan, performance goals means any objective or subjective goals the administrator establishes with respect to an award. Performance goals may include, but are not limited to, the performance of the company or any one or more of our affiliates or divisions (or any combination thereof) with respect to the following measures, which may be measured on an absolute or relative basis: (1) earnings per share, (2) total shareholder return, (3) fair market value of shares, (4) gross profit, (5) operating income, (6) net income and other earnings measures, including earnings before income taxes and earnings before income taxes, depreciation, and amortization, (7) return on investments, equity, assets, or capital, (8) economic value added, or other measure of profitability that considers the cost of capital employed, (9) cash flow metrics, (10) market share, (11) completion of integration of acquired businesses or strategic activities, (12) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, (13) the value of all financial assets resulting from an extraordinary acquisition of assets, (14) the performance of one or more of the investment companies managed by the company as compared to a peer group or index or other benchmark deemed applicable by the compensation committee, (15) the volume of sales of the investment companies managed by the company, and (16) development, completion, and implementation of succession planning. Performance goals may also relate to a participant’s individual performance.

The administrator may adjust performance goals, or modify the manner of measuring or evaluating a performance goal, for any reason deemed appropriate, including but not limited to, (1) by excluding the effects of charges for reorganizing and restructuring, discontinued operations, asset write-downs, gains or losses on the disposition of a business, or mergers, acquisitions, or dispositions, and extraordinary, unusual, or non‑recurring items of gain or loss, (2) excluding the costs of litigation, claims, judgments, or settlements, (3) excluding the effects of changes in laws or regulations affecting reported results, or changes in tax or accounting principles, regulations, or law, and (4) excluding any accruals of amounts related to payments under the 2024 Plan or any other compensation arrangement maintained by the company or an affiliate.

The inclusion in an award agreement of specific adjustments or modifications does not preclude the administrator from making other adjustments or modifications, in its discretion, as described herein, unless the award agreement explicitly provides otherwise.

Effect of Termination of Employment or Service on Awards

The administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the participant’s termination of employment or service with our company or our affiliates on the award.

Transferability and Restrictions on Exercise

No award (other than unrestricted shares), and no right under any such award, is assignable, alienable, saleable, or transferable by a participant except by will or by the laws of descent and distribution, unless and to the extent the administrator allows a participant to designate in writing a beneficiary to exercise the award or receive payment under an award after the participant’s death, or transfer an award.

Each award, and each right under any award, will be exercisable during the lifetime of the participant only by the participant or, if permissible under applicable law, by such individual’s guardian or legal representative.

Adjustments

If any of the following occurs:

●	we are involved in a merger or other transaction in which our common stock is changed or exchanged;

●	we subdivide or combine our common stock or we declare a dividend payable in our common stock, other securities or other property;

●

we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of common stock, that the board of directors determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or

●

any other event occurs, which, in the judgment of the board of directors or compensation committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2024 Plan;

then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2024 Plan and subject to certain provisions of the Code, adjust the number and type of shares of common stock subject to the 2024 Plan and which may, after the event, be made the subject of awards, the number and type of shares of common stock subject to outstanding awards, the grant, purchase, or exercise price with respect to any award, and performance goals of an award.

In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder) in an amount and at a time determined by the administrator.

No such adjustments may be authorized in the case of incentive stock options to the extent that such authority would cause the 2024 Plan to violate Code Section 422(b).

Without limitation, if there is a reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a change of control (other than any such transaction in which we are the continuing corporation and in which the outstanding shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the administrator may substitute for each share then subject to an award and the shares subject to the 2024 Plan the number and kind of shares of stock, other securities, cash or other property to which holders of commons stock will be entitled in respect of each share pursuant to the transaction.

In the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse stock split), if no action is taken by the administrator, the adjustments described above will automatically be made.

In connection with any merger, consolidation, acquisition of property or stock, or reorganization, the administrator may authorize the issuance or assumption of awards under the 2024 Plan, subject to the listing requirements of any principal securities exchange or market on which the shares are then traded.

Change of Control

Unless otherwise provided in an applicable employment, retention, change of control, severance, award or similar agreement, or by the administrator prior to the event, in the event of a change of control of our company:

●

If the purchaser, successor or surviving corporation (or parent thereof) (which we refer to as the “Survivor”) so agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the change of control transaction, subject to appropriate adjustments.

●	To the extent the Survivor in the change of control transaction does not agree to assume the awards or issue replacement awards, then immediately prior to the date of the change of control:

●

each stock option or stock appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will become fully vested, and, unless otherwise determined by the board of directors or the compensation committee, all stock options and stock appreciation rights will be cancelled in exchange for a cash payment to be made within 30 days of the change of control equal to the excess of the change of control price (as determined by the administrator) of the shares of common stock covered by the stock option or stock appreciation right over the purchase or grant price of such shares of common stock under the award;

●

restricted stock and restricted stock units (that are not performance awards) that are not vested will vest and restricted stock units will be cancelled in exchange for a cash payment to be made within 30 days of the change of control;

●

all performance and cash incentive awards that are earned but not yet paid will be paid, and all performance and cash incentive awards for which the performance period has not expired will be cancelled on the date of the change of control in exchange for a cash payment to be made within 30 days of the change of control equal to a pro‑rated portion of the target value of the award reflecting the portion of the performance period that had elapsed prior to the change of control;

●	all other awards that are not vested will vest and if an amount is payable under such vested award, then such amount will be paid in cash based on the value of the award.

With respect to any awards that are assumed or replaced by the Survivor and with respect to any awards not cancelled in connection with the change of control, if the Survivor terminates the participant’s employment or service without cause (as defined in the agreement relating to the award or, if not defined in such an agreement, as defined by the administrator) or if the participant has in effect an employment, retention, change of control, severance or similar agreement with us or any affiliate that contemplates the termination of his or her employment or service for good reason, and the participant terminates his or her employment or service for good reason (as defined in such agreement), in either case within 24 months after a change of control, then any such awards will be treated as follows, unless the terms of the award agreement or the participant’s employment, retention, change of control, severance, or similar agreement provide a more favorable result to the participant:

●	all outstanding awards or replacement awards will vest automatically (assuming, for any award the vesting of which is subject to performance goals, that such goals had been met at the target level);

●

stock options and stock appreciation rights will, at the election of the participant, be cancelled in exchange for a payment in cash or shares (which may include shares or other securities of the Survivor) to be made within 30 days after the date of termination equal to the excess of the fair market value of the shares on the date of such termination covered by the portion of the option or stock appreciation right that has not been exercised over the exercise or grant price of such shares under the award;

●

restricted stock or restricted stock units will be cancelled as of the date of such termination in exchange for a payment in cash or shares (which may include shares or other securities of the Survivor) to be made within 30 days after the date of termination equal to the fair market value of a share;

●

performance awards and cash incentive awards that are earned but not yet paid will be paid upon the termination of employment or service, and performance awards and cash incentive awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to a pro‑rated portion of the target value of the award reflecting the portion of the performance period that had elapsed prior to the termination; and

●	other awards will be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the award.

If the participant has a deferral election in effect with respect to any amount payable under these change of control provisions, that amount will be deferred pursuant to such election and will not be paid in a lump sum, except that, with respect to amounts payable to a participant (or the participant’s beneficiary or estate) who is entitled to a payment hereunder because the participant’s employment terminated as a result of death or disability, or payable to a participant who has met the requirements for retirement (without regard to whether the participant has terminated employment), no payment will be made unless the change of control also constitutes a change of control within the meaning of Code Section 409A.

Except to the extent a participant has an employment or similar agreement or is subject to a policy that provides for a more favorable result to the participant upon a change of control, in the event that our legal counsel determines that any payment, benefit, or transfer by us under the 2024 Plan or any other plan, agreement, or arrangement to or for the benefit of the participant (in the aggregate, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this provision, then the Total Payments shall either be delivered in full or in an amount such that the value of the aggregate Total Payments that the participant is entitled to receive shall be $1.00 less than the maximum amount that the participant may receive without being subject to the Excise Tax, whichever results in the greatest benefit to the participant on an after‑tax basis. In the event that reducing the Total Payments results in a greater after‑tax benefit to the participant, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio, (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date, (3) cash payments shall be reduced prior to non‑cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

A “change of control” is generally defined by the 2024 Plan as the occurrence of one or more of the following events:

1.         an acquisition, in any one transaction or series of transactions, after which any individual, entity or group has beneficial ownership of 50% or more of either the then‑outstanding shares of our common stock or the combined voting power of our then‑outstanding voting securities, but excluding an acquisition (A) by us or any of our employee benefit plans (or related trusts), (B) by Neil J. Hennessy or any affiliate, or (C) by any corporation which, following the acquisition, is beneficially owned, directly or indirectly, in substantially the same proportions, by the beneficial owners of the common stock and voting securities of the company immediately prior to such acquisition; or

2.         50% or more of the members of our board of directors (A) are not continuing directors, or (B) are nominated or elected by the same beneficial owner or are elected or appointed in connection with an acquisition of the company; or

3.         the (A) consummation of a reorganization, merger, share exchange, consolidation or similar transaction, with respect to which the beneficial owners of the company immediately prior to such transaction do not, following such transaction, beneficially own more than 50% of the then‑outstanding shares of common stock and voting securities of the corporation resulting from the transaction, (B) consummation of the sale or other disposition of all or substantially all of the assets of the company or (C) approval by the shareholders of the company of a complete liquidation or dissolution of the company.

Term of 2024 Plan

Unless earlier terminated by the board of directors, the 2024 Plan will remain in effect until all common stock reserved for issuance under the 2024 Plan has been issued. If the term of the 2024 Plan extends beyond ten years, no further incentive stock options may be granted unless the shareholders have approved an extension of the 2024 Plan for that purpose.

Termination and Amendment

The board of directors or the compensation committee may amend, alter, suspend, discontinue, or terminate the 2024 Plan at any time, except:

●

the board of directors must approve any amendment to the 2024 Plan if we determine such approval is required by prior action of the board of directors, applicable corporate law, or any other applicable law;

●

shareholders must approve any amendment to the 2024 Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or any other applicable law; and

●

shareholders must approve any amendment to the 2024 Plan that materially increases the number of shares of common stock reserved under the 2024 Plan, that materially expands the group of individuals that may become participants under the 2024 Plan, or that diminishes the provisions on repricing or backdating stock options and stock appreciation rights.

The administrator may modify, amend, or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the 2024 Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded, to the extent the administrator deems necessary to preserve favorable accounting or tax treatment of any award for us, or to the extent the administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person with an interest in the award.

The authority of the administrator to terminate or modify the 2024 Plan or awards will extend beyond the termination date of the 2024 Plan. In addition, termination of the 2024 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the 2024 Plan except as they may lapse or be terminated by their own terms and conditions.

Awards Subject to Recoupment; Compliance with Award Agreement and 2024 Plan Required

Awards and any stock issued or cash paid under an award are subject to any recoupment, clawback, equity holding, stock ownership or similar policies that we adopt from time to time and any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to us from time to time. Unless an award agreement specifies otherwise, the administrator may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2024 Plan.

Repricing Prohibited

Neither the administrator nor any other person may (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights, (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights, or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited

The administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the 2024 Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2024 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the 2024 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the 2024 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2024 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the 2024 Plan. Upon the participant’s receipt of shares (or cash) at the end of the vesting period, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Code Section 409A

Awards under the 2024 Plan may constitute, or provide for, a deferral of compensation under Code Section 409A. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties.

New Plan Benefits

The administrator has discretion to determine the individual employees or group of employees to whom awards will be granted and the terms and conditions of such awards. The company cannot currently determine the awards that may be granted under the 2024 Plan. The administrator will make such determinations from time to time.

Equity Compensation Plan Information

The following table sets forth information regarding our equity incentive plans. All information presented is as of September 30, 2023. We do not have any equity compensation plans that have not been approved by our shareholders:

	September 30, 2023
Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining for Issuance Under Compensation Plans (2)

Equity compensation plans approved by security holders (1)	349,613	-	1,175,032
Equity compensation plans not approved by security holders	-	-	-
Total	349,613	-	1,175,032

(1)	Securities to be issued pursuant to outstanding RSUs that vest over four years at a rate of 25% per year, for which the weighted average exercise price is zero.

(2)

Excludes securities to be issued upon the vesting of outstanding RSUs. The maximum number of shares of common stock that may be issued under the Omnibus Plan is 50% of our outstanding common stock, or 3,835,550 shares, as of the end of fiscal year 2023.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting is required to approve the proposal. Abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 3:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board recommends a vote “FOR” the ratification of the selection of Marcum LLP as the independent registered public accounting firm for Hennessy Advisors for fiscal year 2024.

The audit committee has selected Marcum LLP to audit the company’s financial statements for fiscal year 2024 and requests that the shareholders ratify such selection. If shareholders do not ratify the selection of Marcum LLP, the audit committee will reconsider the selection.

Representatives of Marcum LLP are expected to be present at the 2024 annual meeting of shareholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

The following table provides information relating to the fees that Marcum LLP has billed to the company for the past two fiscal years.

	Fiscal Year
	2023	2022
Audit Fees	$220,420	$211,653
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees(1)	-	57,951
Total	$220,420	$269,604

(1)

The amounts included in “All Other Fees” relate to fees that Marcum LLP billed the company in connection with the company’s Registration Statement on Form S-1 ($27,051) and a comfort letter to underwriters ($30,900).

All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the Sarbanes-Oxley Act of 2002. Pursuant to the audit committee charter and applicable law, the audit committee preapproves all auditing services and permitted non‑audit services to be performed for the company by Marcum LLP, subject to de minimus exceptions permitted by applicable law. The audit committee may also preapprove audit and permitted non‑audit services pursuant to preapproval policies and procedures established by the audit committee as long as such policies and procedures are detailed as to the particular service and do not include delegation of the audit committee’s responsibilities to management. In accordance with this policy, the audit committee preapproved all services provided by the company’s independent accounting firm for fiscal year 2023.

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). It is the audit committee’s responsibility to monitor and oversee these processes.

In connection with these responsibilities, the audit committee met with management and representatives of the independent accounting firm to review and discuss the audited financial statements for fiscal year 2023. The audit committee also discussed with the independent accounting firm the matters required by Auditing Standard No. 1301. The audit committee also received written disclosures from the independent accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the audit committee concerning independence, and the audit committee discussed with the independent accounting firm that firm’s independence.

Based on the audit committee’s discussions with management and representatives of the independent accounting firm, and the audit committee’s review of the representations of management and the independent accounting firm, the audit committee recommended that the board of directors include the audited financial statements of Hennessy Advisors, Inc. in its annual report on Form 10‑K for the fiscal year ended September 30, 2023, filed with the SEC.

Kiera Newton, Chair Henry Hansel Thomas L. Seavey

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

ADDITIONAL INFORMATION

Deadlines for Submissions of Proxy Proposals, Proposals for Director Nominations or Other Business, and Recommendations for Potential Director Nominees

Proposals to Be Considered for Inclusion in the Company’s Proxy Materials (Rule 14a‑8)

SEC regulations permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a‑8 under the Exchange Act. Any such shareholder proposals for the 2024 annual meeting of shareholders must be received at our principal executive offices no later than August 22, 2024 (which is 120 calendar days prior to the anniversary of the date we released this proxy statement to our shareholders).

Proposals for Director Nominations or Other Business

Apart from shareholder proposals pursuant to Rule 14a‑8 under the Exchange Act, our bylaws require that any shareholder who intends to propose a director nomination or propose other business at an annual meeting must give advance written notice that contains certain required information to our corporate secretary.

We must receive the required written notice at our principal executive offices no later than 90 days, and no earlier than 120 days, before the first anniversary of the previous year’s annual meeting. Accordingly, for the 2024 annual meeting of shareholders, written notice must be received by the corporate secretary between the close of business on October 11, 2023, and the close of business on November 10, 2024. Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees pursuant to the universal proxy rules must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than November 10, 2024. However, as provided in our bylaws, different deadlines would apply if the 2024 annual meeting of shareholders were to be called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2023 annual meeting of shareholders.

Such notices must comply with the procedural and content requirements of our bylaws and the Exchange Act, as applicable. We will not entertain any proposals of director nominations or other business at the 2024 annual meeting of shareholders that do not meet the requirements set forth in our bylaws and the Exchange Act, as applicable. Further, if the shareholder making the proposal does not also comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act, the individuals designated as proxy agents for such annual meeting may use their discretionary voting authority when and if the matter is raised at the annual meeting.

A copy of our bylaws specifying the advance notice requirements for proposing director nominations or other business has been filed with the SEC and is available at www.sec.gov.

Recommendations for Potential Director Nominees

The nominating committee considers recommendations for potential director nominees from many sources, including members of the board, advisors, and shareholders. The nominating committee uses the same process to evaluate director nominees recommended by shareholders as it does to evaluate director nominees identified by other sources. To be a valid submission for recommendation to the nominating committee for a potential director nominee for the 2024 annual meeting of shareholders, the form of recommendation must be addressed to the nominating committee, be received at our principal executive offices no later than August 22, 2024 (which is 120 calendar days prior to the anniversary of the date on which we released this proxy statement to our shareholders), and include all of the same information that our bylaws require for any director nominations proposed to be presented at the annual meeting.

Address for Submissions

Any submission described above must be made in writing to our corporate secretary, Teresa M. Nilsen, at Hennessy Advisors, Inc., 7250 Redwood Boulevard, Suite 200, Novato, CA 94945. In each case, the mailing envelope should contain a clear notation indicating that the enclosed letter is a “Proxy Proposal (Rule 14a‑8),” “Notice of Nomination of Director or Other Business,” or “Shareholder Recommendation for Director.”

Communications with the Board of Directors

Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to our corporate secretary, Teresa M. Nilsen, at Hennessy Advisors, Inc., 7250 Redwood Boulevard, Suite 200, Novato, California 94945. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. Our corporate secretary will make copies of all such letters and circulate them to the appropriate director or directors. Commercial advertisements or other forms of solicitation will not be forwarded.

Annual Report

A copy of our annual report on Form 10-K for the fiscal year ended September 30, 2023, accompanies this proxy statement. The Form 10-K is posted on our website at www.hennessyadvisors.com. We will provide a copy of the Form 10-K without exhibits to each person who is a record or beneficial holder of shares of common stock on the record date for the annual meeting, and we will provide a copy of the exhibits without charge to any such person who submits a written request for it. Requests for copies of the Form 10-K or exhibits should be addressed to our corporate secretary, Teresa M. Nilsen, at Hennessy Advisors, Inc., 7250 Redwood Boulevard, Suite 200, Novato, California 94945.

Multiple Shareholders with the Same Address

Pursuant to the rules of the Exchange Act, services that deliver our communications to shareholders that hold their stock through a broker may deliver a single copy of our annual report on Form 10-K and proxy statement to multiple shareholders who share the same address unless one or more of such shareholders have provided contrary instructions. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. You may revoke your consent to future householding mailings or may enroll in householding by contacting your broker. If you would like to receive a separate copy of this proxy statement and our annual report on Form 10‑K for the fiscal year ended September 30, 2023, please submit a written request to our corporate secretary, Teresa M. Nilsen, at Hennessy Advisors, Inc., 7250 Redwood Boulevard, Suite 200, Novato, California 94945, or call 1‑800‑966‑4354, and we will promptly deliver them to you.

Cost of Proxy Solicitation

We bear the cost of soliciting proxies. We may reimburse brokers and other persons holding stock in their names for their expenses for sending proxy material to beneficial owners and obtaining their proxies. Our directors, officers, and other employees, without additional compensation, may solicit proxies in writing, by phone, by email, or otherwise.

Other Matters

The board of directors does not know of any other matters to come before the annual meeting. However, if any other matters properly come before the annual meeting, the proxy agents intend to vote in accordance with their best judgment on such matters. If any other matter should come before the annual meeting, action on the matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

PLEASE SPECIFY YOUR CHOICES AND DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, FOR WHICH POSTAGE HAS BEEN PROVIDED. YOUR PROMPT RESPONSE IS APPRECIATED.

By Order of the Board of Directors, Teresa M. Nilsen President, Chief Operating Officer, and Secretary

December 20, 2023

ANNEX A

HENNESSY ADVISORS, INC.
2024 OMNIBUS INCENTIVE PLAN

1.    Purpose and Effective Date.

(a)    Purpose. The Hennessy Advisors, Inc. 2024 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers and employees, outside directors and advisory committee members, and consultants or advisors, and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, or receive monetary payments, on the potentially favorable terms that this Plan provides.

(b)    Effective Date. This Plan will become effective on the date of the Company’s 2024 Annual Meeting of Shareholders (the “Effective Date”), provided that the Company’s shareholders approve the Plan on such date. Awards may be granted under this Plan on and after the Effective Date.

(c)    Prior Plan. The Hennessy Advisors, Inc. Amended and Restated 2013 Omnibus Incentive Plan (the “Prior Plan”) will terminate, and no new awards may be granted thereunder, on the Effective Date; provided that the Prior Plan will continue to govern awards that were previously granted under the Prior Plan and that remain outstanding on the Effective Date, and such awards shall continue in force and effect until fully distributed or terminated pursuant to the Prior Plan’s terms.

2.    Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a)    “10% Shareholder” means a Participant who, as of the date an ISO is granted to such individual, owns more than 10% of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary corporation.

(b)    “Administrator” means the Committee. In addition, subject to any limitations imposed by law and any restrictions imposed by the Committee, the Chief Executive Officer or President of the Company may act as the Administrator with respect to Awards granted (or to be granted) to employees who are not Section 16 Participants at the time such authority or responsibility is exercised. For the avoidance of doubt, the Board may also act as the Administrator.

(c)    “Affiliate” means, if any, any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d)    “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, a Cash Incentive Award, or any other type of award permitted under the Plan.

(e)    “Beneficial Ownership” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Cash Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met).

(h)    “Cause” means (i) if the Participant is subject to an employment agreement with the Company or an Affiliate that contains a definition of “cause,” such definition, or (ii) otherwise, except as otherwise determined by the Administrator and set forth in an Award agreement, any of the following as determined by the Administrator: (A) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or an Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (C) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, (D) violation of any Federal, state, or local law in connection with the Participant’s employment or service, or (E) breach of any fiduciary duty to the Company or an Affiliate.

(i)    “Change of Control” means the occurrence of any one or more of the following events:

(i)    an acquisition, in any one transaction or series of transactions, after which any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), has Beneficial Ownership of 50% or more of either the then‑outstanding Shares or the combined voting power of the then‑outstanding voting securities of the Company, but excluding, for this purpose, any such acquisition (A) by the Company or any employee benefit plan (or related trust) of the Company, (B) by Neil J. Hennessy or any Affiliate thereof, or (C) by any corporation with respect to which, following such acquisition, all of the then‑outstanding shares of common stock and voting securities of such corporation are then Beneficially Owned, directly or indirectly, in substantially the same proportions, by the Beneficial Owners of the common stock and voting securities of the Company immediately prior to such acquisition;

(ii)    50% or more of the members of the Board (A) are not Continuing Directors, or (B) whether or not they are Continuing Directors, are nominated by or elected by the same Beneficial Owner or are elected or appointed in connection with an acquisition by the Company (whether through purchase, merger, or otherwise) of all or substantially all of the operating assets or capital stock of another entity; or

(iii)    the (A) consummation of a reorganization, merger, share exchange, consolidation, or similar transaction, in each case, with respect to which the individuals and entities who were the respective Beneficial Owners of the Shares and voting securities of the Company immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of, respectively, the then‑outstanding shares of common stock and voting securities of the corporation resulting from such reorganization, merger, or consolidation, (B) consummation of the sale or other disposition of all or substantially all of the assets of the Company or (C) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of an Award (1) that provides for the payment of deferred compensation that is subject to Code Section 409A or (2) with respect to which the Company permits a deferral election, the definition of Change of Control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(j)    “Change of Control Price” shall mean the per Share price paid or deemed paid in the Change of Control transaction, as determined by the Administrator.

(k)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(l)    “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer the Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3; provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(m)    “Company” means Hennessy Advisors, Inc., a California corporation, or any successor thereto.

(n)    “Continuing Director” means any member of the Board who was a member of the Board on the day following the Effective Date, and any successor of a Continuing Director who is recommended to succeed a Continuing Director (or whose election or nomination for election is approved) by at least a majority of the Continuing Directors then on the Board.

(o)    “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an officer or an employee of the Company or an Affiliate.

(p)    “Disability” means, except as otherwise determined by the Administrator and set forth in an Award agreement: (i) with respect to an ISO, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least 12 months, as determined by the Administrator. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

(q)    “Dividend Equivalent Unit” means the right to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to a Share.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(s)    “Fair Market Value” means, per Share on a particular date: (i) if the Shares are listed on a national securities exchange, the last sales price as reported for the immediately preceding date on which there was a sale of Shares on such exchange, provided that, if so determined by the Administrator, Fair Market Value may instead mean a price that is based on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices, of a Share on the applicable exchange on the applicable date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within 30 days before or 30 days after the applicable date, as determined by the Administrator in its discretion; provided further that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation §1.409A-1(b)(5)(iv)(A); (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the immediately preceding date on which there was a sale of or quotation for Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator. Notwithstanding the foregoing, in the case of a sale of Shares, the actual sale price shall be the Fair Market Value of such Shares. The Administrator shall establish the Fair Market Value of any other property using any reasonable method it determines in its sole discretion.

(t)    “Incentive Stock Option” or “ISO” mean an Option that meets the requirements of Code Section 422.

(u)     “Option” means the right to purchase Shares at a stated price for a specified period of time.

(v)    “Participant” means an individual selected by the Administrator to receive an Award.

(w)    “Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Stock or Restricted Stock Units, the payment or vesting of which is contingent on the attainment of one or more Performance Goals.

(x)    “Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. Performance Goals may include, but are not limited to, the performance of the Company or any one or more of its Affiliates or its or their business units (or any combination thereof) with respect to the following measures, which may be measured on an absolute or relative basis: (i) earnings per Share; (ii) total shareholder return; (iii) Fair Market Value of Shares; (iv) gross profit; (v) operating income; (vi) net income and other earnings measures, including EBIT and EBITDA; (vii) return on investments, equity, assets, or capital; (viii) economic value added, or other measure of profitability that considers the cost of capital employed; (ix) cash flow metrics; (x) market share; (xi) completion of integration of acquired businesses or strategic activities; (xii) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans; (xiii) the value of all financial assets resulting from an extraordinary acquisition of assets; (xiv) the performance of one or more of the investment companies managed by the Company as compared to a peer group or index or other benchmark deemed applicable by the Administrator; (xv) the volume of sales of the investment companies managed by the Company; and (xvi) development, completion, and implementation of succession planning. Performance Goals may also relate to a Participant’s individual performance.

The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (A) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions, or dispositions; and extraordinary, unusual, or non‑recurring items of gain or loss; (B) excluding the costs of litigation, claims, judgments, or settlements; (C) excluding the effects of changes in laws or regulations affecting reported results, or changes in tax or accounting principles, regulations, or law; and (D) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.

(y)    “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved.

(z)    “Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(aa)    “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(bb)    “Plan” means this Hennessy Advisors, Inc. 2024 Omnibus Incentive Plan, as may be amended from time to time.

(cc)    “Restriction Period” means the length of time during which an Award of Restricted Stock is subject to a risk of forfeiture or the Participant cannot sell, assign, transfer, pledge, or otherwise encumber such Restricted Stock, and at the end of which the Participant obtains an unrestricted right to such Stock.

(dd)    “Restricted Stock” means a Share that is subject to a Restriction Period.

(ee)    “Restricted Stock Unit” means the right to receive a Share or a cash payment equal to the Fair Market Value of one Share.

(ff)    “Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, termination of employment from the Company and its Affiliates (for other than Cause) on a date the Participant is then eligible to receive immediate early or normal retirement benefits under the provisions of any of the Company’s or its Affiliate’s defined benefit pension plans, or if the Participant is not covered under any such plan, on or after attainment of age 55 and completion of 10 years of continuous service with the Company and its Affiliates or on or after attainment of age 65 and completion of 5 years of continuous service with the Company and its Affiliates.

(gg)    “Rule 16b-3” means Rule 16b-3 promulgated by the United States Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto.

(hh)    “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ii)    “Share” means a share of Stock.

(jj)    “Stock” means the Common Stock of the Company.

(kk)    “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ll)    “Subsidiary” means, if any, any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than 50% of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

(mm)    “Unrestricted Shares” means Shares issued under the Plan that are not subject to a Restriction Period.

3.    Administration.

(a)    Administration. The Administrator shall administer this Plan. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend, and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b)    Delegation to Other Committees, Subcommittees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to a subcommittee or one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board or to a subcommittee, in each case consisting entirely of directors who are “non-employee directors” within the meaning of Rule 16b-3. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee, subcommittee or one or more officers to the extent of such delegation.

(c)    Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee or subcommittee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s articles of incorporation and by-laws permit.

4.    Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any Director, including a Non-Employee Director; any member of the Advisory Committee of the Board, including a member of the Advisory Committee of the Board who is not also an officer or an employee of the Company or its Affiliates; or any consultant or advisor who provides services to the Company or its Affiliates. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5.    Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.    Shares Reserved under this Plan.

(a)    Plan Reserve. Subject to adjustment as provided in Section 17, the maximum number of Shares that may be issued under the Plan is 3,835,000 Shares, all of which may be issued as Incentive Stock Options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted by one Share for each Share subject to any type of an Award. Shares subject to awards that remain outstanding under the Prior Plan shall deplete the Shares available for issuance under this Plan.

(b)    Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates, or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, or (iii) Shares are forfeited under an Award, then such Shares shall be recredited to the Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: Shares tendered in payment of the exercise price of an Option; Shares withheld to satisfy Federal, state, or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises.

(c)    Non-Employee Director and Advisory Committee Award Limitation. In no event shall the aggregate grant date value (determined in accordance with generally accepted accounting principles) of all Awards granted during a fiscal year to a Non-Employee Director or a member of the Advisory Committee of the Board for his or her service on the Board or Advisory Committee, as applicable, taken together with any cash fees paid during that fiscal year to the Non-Employee Director or member of the Advisory Committee for his or her service on the Board or the Advisory Committee, as applicable, exceed $400,000.

7.    Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:

(a)    Whether the Option is an Incentive Stock Option or a “nonqualified stock option” that does not meet the requirements of Code Section 422;

(b)    The number of Shares subject to the Option;

(c)    The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d)    The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Shareholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e)    The terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Code Section 422(d), then such ISOs shall be treated as nonqualified stock options to the extent such limitation is exceeded; and

(f)    The term; provided that each Option must terminate no later than 10 years after the date of grant and each Incentive Stock Option granted to a 10% Shareholder must terminate no later than 5 years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.    Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:

(a)    The number of Shares to which the SAR relates;

(b)    The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(c)    The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;

(d)    The terms and conditions of exercise or maturity;

(e)    The term, provided that each SAR must terminate no later than 10 years after the date of grant; and

(f)    Whether the SAR will be settled in cash, Shares or a combination thereof.

9.    Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units, including but not limited to:

(a)    The number of Shares or units to which such Award relates;

(b)    Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;

(c)    The Restriction Period with respect to Restricted Stock and the vesting or deferral period, if any, for Restricted Stock Units;

(d)    The performance period for Performance Awards;

(e)    With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and

(f)    With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law.

10.    Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment.

11.    Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of Unrestricted Shares (which may be awarded in lieu of cash compensation to which a Participant is otherwise entitled, in exchange for cancellation of a compensation right, as a bonus, upon the attainment of Performance Goals or otherwise) or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award; and provided further that the date of grant cannot be prior to the date the Administrator takes action to approve the Award.

12.    Dividends and Dividend Equivalent Units.

(a)    Prohibition. In no event may dividends or Dividend Equivalent Units be paid with respect to Options or SARs.

(b)    Dividends. Unless the Administrator determines otherwise, if the Company pays a cash dividend during the Restriction Period of an Award of Restricted Stock, then such cash dividends will either, at the discretion of the Administrator, be (i) paid in cash concurrently with the dividend payment to other shareholders, (ii) automatically reinvested as additional Restricted Shares that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Shares, or (iii) paid in cash at the same time and to the same extent that the Restricted Shares vest.

(c)    Dividend Equivalent Units. The Administrator may grant Dividend Equivalent Units in tandem with Restricted Stock Units, Performance Shares, Performance Units that are valued in relation to a Share, and any other “full-value Award” that is measured as the full value of a Share, rather than the increase in the value of a Share. Dividend Equivalent Units will either, at the discretion of the Administrator, be: (i) paid in cash concurrently with dividends paid to shareholders, (ii) accumulated and paid, in cash or Shares (at the Administrator’s discretion) at the same time and to the same extent that the tandem Award vests or is earned, or (iii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem Award; provided, however, that Dividend Equivalent Units that relate to Performance Awards that are contingent on the achievement of a Performance Goal at the time the cash dividend or other distribution is paid with respect to a Share shall also be contingent on the achievement of such Performance Goal and shall not be paid unless and until such Performance Goal is achieved.

13.    Effect of Termination of Employment or Service on Awards. The Administrator shall have the discretion to determine, at the time an Award is made to a Participant or any time thereafter, the effect of the Participant’s termination of employment or service with the Company and its Affiliates on the Award.

14.    Transferability.

(a)    Restrictions on Transfer. No Award (other than Unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (i) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (ii) transfer an Award.

(b)    Restrictions on Exercisability. Each Option or Stock Appreciation Right, and each purchase right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.

15.    Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)    Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond 10 years from the Effective Date, no Incentive Stock Options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan for such purpose.

(b)    Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue, or terminate this Plan at any time, subject to the following limitations:

(i)    the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)    shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)    shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) (except as permitted by Section 17), (B) an amendment to materially expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 15(e).

(c)    Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)    Subject to the requirements of the Plan, including the limitations of Section 3(a) and Section 15(e), the Administrator may modify, amend, or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment, or cancellation of an Award pursuant to the provisions of Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii)    Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

(iii)    Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

(d)    Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)    Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f)    Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, if any, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement, or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements, or alternative versions must comply with the provisions of Section 15(b).

In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award agreement to contrary.

(g)    Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

16.    Taxes.

(a)    Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state, or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment, or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Administrator may permit a Participant to satisfy all or a portion of the Federal, state, and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the maximum statutory Federal, state, and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b)    No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend, or hold harmless any individual with respect to the tax consequences of any Award.

(c)    Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two years after the date the Option is granted or (ii) one year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven days of the date the Participant makes such an election.

17.    Adjustment Provisions; Change of Control.

(a)    Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities, or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds 10% of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator and effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination, or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)    Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate, subject to the listing requirements of any principal securities exchange or market on which the Shares are then traded.

(c)    Change of Control. If the Participant has in effect an employment, retention, change of control, severance, or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, then such agreement shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:

(i)    If the purchaser, successor, or surviving corporation (or parent thereof) (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the Change of Control transaction. If applicable, each Award that is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities that would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested, or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made.

(ii)    To the extent the Survivor in the Change of Control transaction does not agree to assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:

(A)         Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment to be made within 30 days after the Change of Control equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award.

(B)         Restricted Stock and Restricted Stock Units (that are not Performance Awards) that are not then vested shall immediately vest and, with respect to Restricted Stock Units, be cancelled on the date of the Change of Control in exchange for a cash payment to be made within 30 days after the Change of Control equal to the Change of Control price of the Shares covered by the Award.

(C)         All Performance Awards and Cash Incentive Awards that are earned but not yet paid shall be paid upon the Change of Control, and all Performance Awards and Cash Incentive Awards for which the performance period has not expired shall be cancelled on the date of the Change of Control in exchange for a cash payment to be made within 30 days after the Change of Control equal to the product of (1) the target value payable to the Participant under his or her Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the Change of Control occurs and the denominator of which is the number of days in the performance period. The target value for a Performance Share, Restricted Stock Unit, or other Award that represents the right to receive Shares (or a cash payment equal to the Fair Market Value of Shares) shall equal the target number of Shares that can be earned under the award multiplied by the Change of Control Price.

(D)         All other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

(iii)    In the event that (A) the Survivor terminates the Participant’s employment or service without Cause or (B) if the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that contemplates the termination of his or her employment or service for good reason, and the Participant terminates his or her employment or service for good reason (as defined in such agreement), in the case of either (A) or (B) within 24 months following a Change of Control, then the following provisions shall apply to any assumed Awards or replacement awards described in paragraph (i) and any Awards not cancelled in connection with the Change of Control pursuant to paragraph (ii), unless the terms of the Award agreement or the Participant’s employment, retention, change of control, severance, or similar agreement provide a more favorable result to the Participant:

(A)         Effective upon the date of the Participant’s termination of employment or service, all outstanding Awards or replacement awards automatically shall vest (assuming for any Award the vesting of which is subject to Performance Goals, that such goals had been met at the target level); and

(B)         With respect to Options or Stock Appreciation Rights, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash or Shares (which may include shares or other securities of the Survivor) to be made within 30 days after the date of termination equal to the excess of the Fair Market Value of the Shares on the date of such termination covered by the portion of the Option or Stock Appreciation Right that has not been exercised over the exercise or grant price of such Shares under the Award; and

(C)          With respect to Restricted Stock or Restricted Stock Units, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash or Shares (which may include shares or other securities of the Survivor) to be made within 30 days after the date of termination equal to the Fair Market Value of a Share on the date of such termination; and

(D)         With respect to Performance Awards and Cash Incentive Awards that are earned but not yet paid, such Awards or replacement awards shall be paid upon the termination of employment or service, and with respect to Performance Awards and Cash Incentive Awards for which the performance period has not expired, such Awards shall be cancelled in exchange for a cash payment to be made within 30 days after the date of termination equal to the product of (1) the target value payable to the Participant under his or her Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the termination occurs and the denominator of which is the number of days in the performance period. The target value for a Performance Share, Restricted Stock Unit, or other Award that represents the right to receive Shares (or a cash payment equal to the Fair Market Value of Shares) shall equal the target number of Shares that can be earned under the award multiplied by the Fair Market Value of a Share on the date of termination; and

(E)          With respect to other Awards, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the Award.

Notwithstanding anything to the contrary in the foregoing, if the Participant has a deferral election in effect with respect to any amount payable under this Section 17(c), such amount shall be deferred pursuant to such election and shall not be paid in a lump sum as provided herein; provided that, with respect to amounts payable to a Participant (or the Participant’s beneficiary or estate) who is entitled to a payment hereunder because the Participant’s employment terminated as a result of death or Disability, or payable to a Participant who has met the requirements for Retirement (without regard to whether the Participant has terminated employment), no payment shall be made unless the Change of Control also constitutes a change of control within the meaning of Code Section 409A.

(d)    Application of Limits on Payments. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, in the event that the Company’s legal counsel determine that any payment, benefit, or transfer by the Company under this Plan or any other plan, agreement, or arrangement to or for the benefit of the Participant (in the aggregate, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this subsection (d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (i) in full or (ii) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be $1.00 less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (i) or (ii) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable Federal, state, and local income taxes and the Excise Tax). In the event that (ii) results in a greater after‑tax benefit to the Participants, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (A) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (B) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (C) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

18.    Miscellaneous.

(a)    Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)    the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii)     one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(iii)    restrictions on resale or other disposition of Shares; and

(iv)    compliance with federal or state securities laws and stock exchange requirements.

(b)    Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)    a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment; and

(ii)    a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)    No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated, or otherwise eliminated.

(d)    Offset. The Company shall have the right to offset, from any amount payable or stock deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(e)    Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant that are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(f)    Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules, and regulations or the requirements of any national securities exchange.

(g)    Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules, or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(h)    Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of California, without reference to any conflict of law principles.

(i)    Limitations on Actions. A Participant (or any other person who believes they have an interest in an Award) must bring any legal action or proceeding with respect to this Plan, any Award or any Award agreement, within one year (365 days) after the day the party first knew or should have known of the events giving rise to the complaint.

(j)    Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles. The title, label, or characterization of an Award in an Award agreement or in the Company’s public filings or other disclosures shall not be determinative as to which specific Award type is represented by the Award agreement. Instead, the Administrator may determine which specific type(s) of Award(s) is (are) represented by any Award agreement, at the time such Award is granted or at any time thereafter.

(k)    Severability. If any provision of this Plan or any Award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

* * *

HENNESSY ADVISORS, INC.

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by February 7, 2024, at 11:00 P.M., Pacific Time.

Online
Go to **www.investorvote.com/HNNA** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories, and Canada

Save paper, time, and money! Sign up for electronic delivery at www.investorvote.com/HNNA

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

01 - Neil J. Hennessy	02 - Teresa M. Nilsen	03 - Henry Hansel	04 - Brian A. Hennessy
05 - Lydia Knight-O'Riordan	06 - Kiera Newton	07 - Susan W. Pomilia	08 - Thomas L. Seavey

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐ 04 ☐ 05 ☐ 06 ☐ 07 ☐ 08 ☐

+

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 5 9 1 8 0 8

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

03W8WC

Important notice regarding the Internet availability of proxy materials for the 2024 Meeting of Shareholders. The Proxy Statement and the 2023 Annual Report to Shareholders are available at: **www.hennessyadvisors.com/proxy.**

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HNNA

▼ **IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

PROXY — HENNESSY ADVISORS, INC.

+

2024 Annual Meeting of Shareholders - February 8, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Neil J. Hennessy and Teresa M. Nilsen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hennessy Advisors, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2024 Annual Meeting of Shareholders of the company to be held February 8, 2024, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. WE RECOMMEND A VOTE "FOR" THE DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

(Continued and to be marked, dated, and signed on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

+

HENNESSY ADVISORS, INC.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

01 - Neil J. Hennessy	02 - Teresa M. Nilsen	03 - Henry Hansel	04 - Brian A. Hennessy
05 - Lydia Knight-O'Riordan	06 - Kiera Newton	07 - Susan W. Pomilia	08 - Thomas L. Seavey

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08
☐	☐	☐	☐	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 9 1 8 0 8

03W6XB

Important notice regarding the Internet availability of proxy materials for the 2024 Meeting of Shareholders. The Proxy Statement and the 2023 Annual Report to Shareholders are available at: **www.hennessyadvisors.com/proxy.**

▼ IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — HENNESSY ADVISORS, INC.

2024 Annual Meeting of Shareholders - February 8, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Neil J. Hennessy and Teresa M. Nilsen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hennessy Advisors, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2024 Annual Meeting of Shareholders of the company to be held February 8, 2024, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. WE RECOMMEND A VOTE "FOR" THE DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

(Continued and to be marked, dated, and signed on the other side)